                                                                  EXHIBIT A

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                                     MERGER

                                    AGREEMENT


                           DATED AS OF MARCH 10, 2000

                                      AMONG

                              ROYAL BANK OF CANADA,

                           PRISM FINANCIAL CORPORATION

                                       AND

                      RAINBOW ACQUISITION SUBSIDIARY, INC.



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


                                TABLE OF CONTENTS

                                                                             Page
                                                                             ----
ARTICLE 1      THE OFFER........................................................2

SECTION 1.1.   THE OFFER........................................................2
SECTION 1.2.   COMPANY ACTION...................................................3
SECTION 1.3.   BOARDS OF DIRECTORS AND COMMITTEES; SECTION 14(F)................4

ARTICLE 2      THE MERGER.......................................................5

SECTION 2.1.   THE MERGER.......................................................5
SECTION 2.2.   CLOSING OF THE MERGER............................................6
SECTION 2.3.   EFFECTIVE TIME...................................................6
SECTION 2.4.   EFFECTS OF THE MERGER............................................6
SECTION 2.5.   CERTIFICATE OF INCORPORATION AND BYLAWS..........................6
SECTION 2.6.   DIRECTORS........................................................6
SECTION 2.7.   OFFICERS.........................................................7
SECTION 2.8.   CONVERSION OF SHARES.............................................7
SECTION 2.9.   PAYMENT OF CASH MERGER CONSIDERATION.............................7
SECTION 2.10.  STOCK OPTIONS....................................................9

ARTICLE 3      REPRESENTATIONS AND WARRANTIES OF THE COMPANY...................10

SECTION 3.1.   ORGANIZATION AND QUALIFICATION; SUBSIDIARIES....................10
SECTION 3.2.   CAPITALIZATION OF THE COMPANY AND ITS SUBSIDIARIES..............11
SECTION 3.3.   AUTHORITY RELATIVE TO THIS AGREEMENT; RECOMMENDATION............12
SECTION 3.4.   SEC REPORTS; FINANCIAL STATEMENTS; ACCOUNTING PROCEDURES........12
SECTION 3.5.   INFORMATION SUPPLIED............................................13
SECTION 3.6.   CONSENTS AND APPROVALS; NO VIOLATIONS...........................14
SECTION 3.7.   NO UNDISCLOSED LIABILITIES; ABSENCE OF CHANGES..................15
SECTION 3.8.   LITIGATION......................................................15
SECTION 3.9    COMPLIANCE WITH LAWS............................................15
SECTION 3.10.  FORMS; POLICIES AND PROCEDURES..................................16
SECTION 3.11.  LICENSES AND PERMITS............................................16
SECTION 3.12.  EMPLOYEE BENEFIT PLANS, LABOR MATTERS...........................17
SECTION 3.13.  ENVIRONMENTAL LAWS AND REGULATIONS..............................19
SECTION 3.14.  TAXES...........................................................20
SECTION 3.15.  PROPERTIES .....................................................21
SECTION 3.16.  MATERIAL CONTRACTS AND COMMITMENTS..............................22
SECTION 3.17.  INTELLECTUAL PROPERTY...........................................24
SECTION 3.19.  STOCK OPTIONS...................................................29
SECTION 3.20.  INSURANCE ......................................................30
SECTION 3.21.  POOL CERTIFICATIONS.............................................30
SECTION 3.22.  BROKERS ........................................................30

ARTICLE 4      REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION........30

SECTION 4.1.   ORGANIZATION....................................................30
SECTION 4.2.   AUTHORITY RELATIVE TO THIS AGREEMENT............................31
SECTION 4.3.   INFORMATION SUPPLIED............................................31
SECTION 4.4.   FINANCING; SHARE OWNERSHIP......................................31
SECTION 4.5.   CONSENTS AND APPROVALS; NO VIOLATIONS...........................32
SECTION 4.6.   BROKERS AND FINDERS.............................................32
SECTION 4.7.   NATURE AND INTERIM OPERATIONS OF ACQUISITION....................32

ARTICLE 5      COVENANT........................................................33

SECTION 5.1.   INTERIM OPERATIONS..............................................33
SECTION 5.2.   STOCKHOLDERS' MEETING; ACTION BY CONSENT........................35
SECTION 5.3.   TERMINATION OF REGISTRATION OF SHARES...........................36
SECTION 5.4.   OTHER POTENTIAL ACQUIRERS.......................................36
SECTION 5.5.   ACCESS TO INFORMATION...........................................38
SECTION 5.6.   FURTHER ACTIONS.................................................38
SECTION 5.7.   PUBLIC ANNOUNCEMENTS............................................39
SECTION 5.8.   EMPLOYEE BENEFIT MATTERS........................................39
SECTION 5.9.   EXPENSES........................................................40
SECTION 5.10.  NOTIFICATION OF CERTAIN MATTERS.................................40
SECTION 5.11.  GUARANTEE OF PERFORMANCE........................................40
SECTION 5.12.  EFFECT OF PARENTS KNOWLEDGE.....................................41
SECTION 5.13.  INDEMNIFICATION, DIRECTORS' AND OFFICERS' INSURANCE.............41

ARTICLE 6      CONDITIONS TO THE OFFER.........................................42

SECTION 6.1.   CONDITIONS TO THE OFFER.........................................42

ARTICLE 7      CONDITIONS TO CONSUMMATION OF THE MERGER........................44

SECTION 7.1.   CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER.....44

ARTICLE 8      TERMINATION; AMENDMENT; WAIVER..................................44

SECTION 8.1.   TERMINATION.....................................................44
SECTION 8.2.   EFFECT OF TERMINATION...........................................45
SECTION 8.3.   FEES AND EXPENSES...............................................45
SECTION 8.4.   AMENDMENT.......................................................46
SECTION 8.5.   EXTENSION; WAIVER...............................................47

ARTICLE 9      MISCELLANEOUS...................................................47

SECTION 9.1.   ENTIRE AGREEMENT; ASSIGNMENT....................................47
SECTION 9.2.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES......................47
SECTION 9.3.   VALIDITY........................................................47
SECTION 9.4.   NOTICES.........................................................47
SECTION 9.5.   GOVERNING LAW...................................................48
SECTION 9.6.   DESCRIPTIVE HEADINGS............................................49
SECTION 9.7.   PARTIES IN INTEREST.............................................49
SECTION 9.8.   CERTAIN DEFINITIONS.............................................49
SECTION 9.9.   PERSONAL LIABILITY..............................................49
SECTION 9.10.  SPECIFIC PERFORMANCE............................................50
SECTION 9.11.  WAIVER OF CONDITIONS............................................50
SECTION 9.12.  COUNTERPARTS....................................................50

EXHIBIT A     .................................................................52

EXHIBIT B     .................................................................53

EXHIBIT C     .................................................................54

                             TABLE OF DEFINED TERMS

1999 Option Plan.............................Section 2.10(a)........................................9

2000 Option Plan.............................Section 2.10(b)........................................9

Acquisition..................................Preamble...............................................1
Affiliate....................................Section 9.8(a)........................................49
Agencies.....................................Section 3.9(a)........................................15
Agency and Investor Requirements.............Section 3.4(c)........................................13
Agency.......................................Section 3.9(a)........................................15
Agreement....................................Preamble...............................................1

Bank Act.....................................Section 4.5...........................................32
Bank Holding Company Act.....................Section 4.5...........................................32
Board........................................Recitals...............................................1
Breakup Fee..................................Section 8.3(a)........................................45
Business Day.................................Section 9.8(b)........................................49

Cash Merger Consideration....................Section 2.8(a).........................................7
Certificates.................................Section 2.9(b).........................................8
Closing Time.................................Section 2.2............................................6
Code.........................................Section 3.12(c).......................................17
Company Assets...............................Section 3.15..........................................22
Company Disclosure Schedule..................Article 3.............................................10
Company Employee Plan........................Section 3.12(a).......................................17
Company Marks................................Section 3.17(b).......................................25
Company Option Plans.........................Section 2.10(b)........................................9
Company Personnel............................Section 3.12(a).......................................17
Company SEC Reports..........................Section 3.4(a)........................................13
Company Securities...........................Section 3.2(a)........................................11
Company Stock Options........................Section 2.10(a)........................................9
Company......................................Preamble...............................................1
CompanyTrade Secrets.........................Section 3.17(e).......................................26
Confidentiality Agreement....................Section 5.5...........................................38
Consumer Credit Law..........................Section 3.9(a)........................................16
Continuing Directors.........................Section 1.3(a).........................................5
Continuing Employees.........................Section 5.8(a)........................................39
Contracts....................................Section 3.16(a).......................................22

DGCL.........................................Section 1.2(a).........................................3
Disclosure Statements........................Section 3.5...........................................13

Effective Time...............................Section 2.3............................................6
Environmental Claim..........................Section 3.13(b).......................................20
Environmental Laws...........................Section 3.12(a).......................................20
ERISA Affiliate..............................Section 3.12(a).......................................17

ERISA........................................Section 3.12(a).......................................17
Exchange Act.................................Section 1.1(a).........................................2

Fannie Mae...................................Section 3.9(a)........................................15
Freddie Mac..................................Section 3.9(a)........................................15

GAAP.........................................Section 3.4(a)........................................13
GNMA.........................................Section 3.9(a)........................................15
Governmental Entity..........................Section 3.6...........................................14

HSR Act......................................Section 3.6...........................................14
HUD..........................................Section 3.9(a)........................................15

Indemnified Parties..........................Section 5.13..........................................41
Initial Expiration Date......................Section 1.1(b).........................................2
Intellectual Property Assets.................Section 3.17(a)(ii)...................................24
Intellectual Property Rights.................Section 3.17(a)(i)....................................24
Invention Disclosures........................Section 3.17(e).......................................26
Investor.....................................Section 3.8...........................................15

Knowledge....................................Section 3.8...........................................15

Licensed Intellectual Property...............Section 3.17(h)(vi)...................................29
Licensed Software Agreements.................Section 3.17(h).......................................28
Licensed Software............................Section 3.17(f).......................................27
Licensed Technology Agreements...............Section 3.17(h).......................................28
Lien.........................................Section 3.2(b)........................................12

Marks........................................Section 3.17(a)(i)(A).................................24
Material Adverse Effect......................Section 3.1(a)........................................10
Merger Certificate...........................Section 2.3............................................6
Merger Fund..................................Section 2.9(a).........................................8
Merger.......................................Section 2.1............................................5
Minimum Condition............................Section 1.1(a).........................................2
Mortgage Loan................................Section 3.9(b)........................................16

Offer Documents..............................Section 1.1(c).........................................3
Offer........................................Recitals...............................................1
Options......................................Section 8.3(c)........................................46
Other Licensed Technology Agreements.........Section 3.17(h).......................................28
Owned Copyrights.............................Section 3.17(d)(i)....................................26
Owned Software...............................Section 3.17(f).......................................27

Parent Material Adverse Effect...............Section 4.1(a)........................................30
Parent.......................................Preamble...............................................1
Patents......................................Section 3.17(a)(i)(B).................................24
Payment Agent................................Section 2.9(a).........................................7

Per Share Amount.............................Recitals...............................................1
Person.......................................Section 9.8(d)........................................49
Pools........................................Section 3.21..........................................30
Potential Proposal...........................Section 5.4(a)........................................36
Prism Mortgage...............................Section 1.3(a).........................................5
Proxy Statement..............................Section 3.5...........................................13

Remaining Shares.............................Section 8.3(d)........................................46
Rights Agreement.............................Recitals...............................................1
Rights.......................................Recitals...............................................1

Schedule 14D-9...............................Section 1.2(b).........................................4
SEC..........................................Section 1.1(b).........................................2
Securities Act...............................Section 3.4(a)........................................13
Shares.......................................Section 3.2(a)........................................11
Software.....................................Section 3.17(a)(iii)..................................24
Stock........................................Section 9.8(c)........................................49
Stockholders' Agreement......................Recitals...............................................1
Stockholders' Meeting........................Section 5.2(a)(i).....................................35
Subsidiaries.................................Section 9.8(e)........................................49
Subsidiary...................................Section 9.8(e)........................................49
Superior Proposal Notice.....................Section 8.3(d)........................................46
Superior Proposal............................Section 5.4(b)........................................37
Surviving Corporation........................Section 2.1............................................5

Tax Return...................................Section 3.14(a).......................................20
Tax..........................................Section 3.14(a).......................................20
Taxes........................................Section 3.14(a).......................................20
Tender Offer Purchase Time...................Section 1.3(a).........................................4
Third Party Acquisition......................Section 5.4(b)........................................37
Third Party..................................Section 5.4(b)........................................37
Trade Secrets................................Section 3.17(a)(i)(C).................................24

VA...........................................Section 3.9(a)........................................15

                                MERGER AGREEMENT

              THIS MERGER AGREEMENT (this "Agreement") dated as of March 10, 2000, is among PRISM FINANCIAL CORPORATION, a Delaware corporation ("Company"), ROYAL BANK OF CANADA, a Canadian commercial bank("Parent"), and RAINBOW ACQUISITION SUBSIDIARY, INC., a Delaware corporation and a wholly owned, indirect subsidiary of Parent ("Acquisition").

              WHEREAS, the Board of Directors of the Company (the "Board") has, in light of and subject to the terms and conditions set forth herein,
(i)determined that each of the Offer and the Merger (each as defined below) is advisable and is fair to the stockholders of the Company and in the best interests of such stockholders and (ii) approved and adopted this Agreement and the transactions contemplated hereby and resolved to recommend acceptance of the Offer and approval and adoption by the stockholders of the Company, if necessary, of this Agreement;

              WHEREAS, in furtherance thereof, it is proposed that Acquisition shall promptly commence a tender offer (the "Offer") to acquire all of the issued and outstanding Shares (defined in Section 3.2(a)), at a price of $7.50 per Share together with any associated rights (the "Rights") issued pursuant to the Rights Agreement dated as of January 27, 2000, between the Company and LaSalle Bank National Association (the "Rights Agreement") (such amount being hereinafter referred to as the "Per Share Amount"), net to the seller in cash, less any required withholding of taxes, in accordance with the terms and subject to the conditions provided herein; and

              WHEREAS, as a condition of and inducement to Parent's and Acquisition's entering into this Agreement and incurring the obligations set forth herein, certain stockholders of the Company concurrently herewith are entering into a stockholders' agreement (the "Stockholders' Agreement") dated as of the date hereof, with Parent and Acquisition, substantially in the form of Exhibit A to this Agreement.

              NOW THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements herein contained and intending to be legally bound hereby, the Company, Parent and Acquisition hereby agree as follows,

                                    ARTICLE 1

                                    THE OFFER

              SECTION 1.1. The Offer.

              (a) Provided that this Agreement shall not have been terminated in accordance with Section 8.1 and none of the events or conditions set forth in
Article 6 shall have occurred and be existing, as promptly as practicable after the date hereof (but in no event later than the fifth business day after the public announcement of the terms of this Agreement, Acquisition shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Offer. The Offer will be made pursuant to the Offer Documents (as defined below) containing terms and conditions set forth in this Agreement. Acquisition shall accept for payment, purchase and pay for all Shares which have been validly tendered and not withdrawn pursuant to the Offer at the earliest time following expiration of the Offer that all conditions to the Offer set forth in Article 6 shall have been satisfied or waived by Acquisition. The obligation of Acquisition to accept for payment, purchase and pay for Shares tendered pursuant to the Offer shall be subject only to the condition that at least a majority of the issued and outstanding Shares be validly tendered (the "Minimum Condition") and the other conditions set forth in Article 6. Acquisition expressly reserves the right to waive any such condition (other than the Minimum Condition) to increase the price per Share payable in the Offer or to make any other changes in the terms and conditions of the Offer (provided that, unless previously approved by the Company in writing, no change may be made which decreases the Per Share Amount, which reduces the number of Shares to be purchased in the Offer, which changes the form of consideration to be paid in the Offer, which imposes conditions to the Offer in addition to those set forth in Article 6 or which amends or changes any term or condition of the Offer in a manner adverse to the holders of Shares). The Per Share Amount shall be paid net to the seller in cash, less any required withholding of taxes, upon the terms and subject to such conditions of the Offer. The Company agrees that no Shares held by the Company or any of its subsidiaries will be tendered in the Offer.

              (b) Subject to the terms and conditions thereof, the Offer shall expire at midnight, New York City time, on the date that is twenty (20) business days after the date the Offer is commenced (the "Initial Expiration Date"); provided, however, without the consent of the Board, Parent may cause Acquisition to (i) from time to time extend the Offer, if at the Initial Expiration Date of the Offer any of the conditions to the Offer necessary to consummate the Offer have not been satisfied or waived (other than the Minimum Condition, to which this clause does not apply), until such time as such conditions are satisfied or waived; (ii) extend the Offer for any period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the "SEC") or the staff thereof applicable to the Offer; or (iii) if all of the conditions to the Offer are satisfied or waived but the number of Shares validly tendered and not withdrawn is less than ninety percent (90%) of the then outstanding number of Shares on a fully diluted basis, for an aggregate period not to exceed twenty (20) business days (for all such extensions), provided that Acquisition shall accept and promptly pay for all securities tendered prior to the date of such extension and shall otherwise meet the requirements of Rule 14d-11 under the Exchange Act in connection with each such extension. In addition, Parent and Acquisition agree that Acquisition shall from time to time extend the Offer, if requested by the Company, if at the Initial Expiration Date (or any extended expiration date of the Offer, if applicable), any of the conditions to the Offer other than (or in addition to) the Minimum Condition shall not have been waived or satisfied, until (taking into account all such extensions) September 30, 2000.

              (c) As soon as practicable after the date of commencement of the Offer, Acquisition shall file with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer, which shall include an offer to purchase and form of transmittal letter (together with any amendments thereof or supplements thereto, collectively the "Offer Documents"). The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws. Parent, Acquisition and the Company each agrees promptly to correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect, and Acquisition further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review and comment on the Offer Documents prior to their being filed with the SEC. Parent and Acquisition agree to provide to the Company and its counsel any comments or other communications which Parent, Acquisition or their counsel receives from the staff of the SEC with respect to the Offer Documents promptly after receipt thereof.

              SECTION 1.2. Company Action.

              (a) The Company hereby approves of and consents to the Offer and the Merger and represents and warrants that the Board, including all of the independent directors of the Company, at a meeting duly called and held, has, subject to the terms and conditions set forth herein, adopted resolutions, which are not conditional and have not been amended or repealed, pursuant to which the Board (i) determined that this Agreement and the transactions contemplated hereby, including the Offer and the Merger, are fair to, and in the best interests of, the stockholders of the Company, (ii) declared that the Merger is advisable and approved this Agreement and the transactions contemplated hereby, including the Offer and the Merger, in all respects and such approval constitutes prior approval of the Offer, this Agreement and the Merger for purposes of Section 203(a)(1) of the Delaware General Corporation Law (the "DGCL") and similar provisions of any other similar state statutes that might be deemed applicable to the transactions contemplated hereby, (iii) recommended that the stockholders of the Company accept the Offer, tender their Shares thereunder to Acquisition and, if required by law, approve and adopt this Agreement and the Merger; and in addition that the Company consents, subject to
Section 5.4, to the inclusion of such recommendation and approval in the Offer Documents, and (iv) takes all actions to amend the Company Option Plans and the Rights Agreements contemplated by this Agreement.

              (b) The Company hereby agrees to file with the SEC as soon as practicable after the date hereof a Solicitation/Recommendation Statement on
Schedule 14D-9 pertaining to the Offer (together with any amendments thereof or supplements thereto, the "Schedule 14D-9") containing the recommendation described in Section 1.2(a) and to promptly mail the Schedule 14D-9 to the stockholders of the Company. The Company, Parent and Acquisition each agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that such information shall have become false or misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to the holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Parent, Acquisition and their counsel shall be given a reasonable opportunity to review and comment on the Schedule 14D-9 prior to it being filed with the SEC. The Company agrees to provide to Parent, Acquisition and their counsel any comments or other communications which the Company or its counsel receives from the staff of the SEC with respect to the Schedule 14D-9 promptly after receipt thereof. Notwithstanding anything to the contrary in this Agreement, the Board may withdraw, modify or amend its recommendation under the circumstances set forth in Section 5.4.

              (c) In connection with the Offer, the Company will promptly furnish Parent and Acquisition with mailing labels, security position listings and any available listing or computer files containing the names and addresses of the record holders of the Shares as of a recent date and shall furnish Acquisition with such additional information and assistance (including, without limitation, updated lists of stockholders, mailing labels and lists of securities positions) as Acquisition or its agents may reasonably request in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of applicable law, and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Merger, Parent, Acquisition and their affiliates, associates, agents and advisors shall use the information contained in any such labels, listings and files only in connection with the Offer and the Merger, and, if this Agreement shall be terminated, will deliver to the Company all copies of such information then in their possession.

              SECTION 1.3. Boards of Directors and Committees; Section 14(f).

              (a) Promptly after the purchase by Acquisition of Shares pursuant to the Offer following the Initial Expiration Date or, if applicable, the extended expiration date of the Offer (the "Tender Offer Purchase Time") and from time to time thereafter, and subject to the last sentence of this Section 1.3(a), Acquisition shall be entitled to designate that number (but no more than that number) of directors of the Company constituting a majority of the Board, and the Company shall use its best efforts to, upon request by Acquisition, promptly, at the Company's election, either increase the size of the Board (subject to the provisions of Article Fifth of the Company's Certificate of Incorporation) or secure the resignation of such number of directors as is necessary to enable Acquisition's designees to be elected to the Board and to cause Acquisition's designees to be so elected and to constitute at all times after the Tender Offer Purchase Time a majority of the Board. At such times, and subject to the last sentence of this Section 1.3(a), the Company will use its best efforts to cause persons designated by Acquisition to constitute the same percentage as is on the Board of (i) each committee of the Board (other than any committee of the Board established to take action under this Agreement), (ii) each board of directors of each subsidiary of the Company and (iii) each committee of each such board. Notwithstanding the foregoing, until the Effective Time (as defined in Section 2.3 hereof) (x) the Company shall retain at least three directors who are directors of the Company on the date hereof (the "Continuing Directors") and (y) Parent and Acquisition shall not, and shall cause their affiliates not to, (A) initiate, propose, vote for, or solicit others to vote for, any change in the number of directors of Prism Mortgage Company, an Illinois corporation and a wholly-owned subsidiary of the Company ("Prism Mortgage"), as of the date hereof or (B) take any action that would be reasonably likely to result in any change described in the foregoing clause (A).

              (b) The Company's obligation to appoint designees to the Board shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly take all action required pursuant to such Section and Rule in order to fulfill its obligations under this Section 1.3 and shall include in the Schedule 14D-9 such information with respect to the Company and its officers and directors as is required under such Section and Rule in order to fulfill its obligations under this Section 1.3. Acquisition will supply to the Company in writing and be solely responsible for any information with respect to itself and its nominees, officers, directors and affiliates required by such Section and Rule.

              (c) From and after the time, if any, that Acquisition's designees constitute a majority of the Board until the Effective Time, any amendment, modification or waiver of any term or condition of this Agreement, any amendment or modification to the Certificate of Incorporation or By-Laws of the Company, any termination of this Agreement by the Company, any extension of time of performance of any of the obligations of Parent or Acquisition hereunder, any waiver of any condition or any of the Company's rights hereunder or other action by the Company in connection with the rights of the Company hereunder may be effected only with the concurrence of a majority of the Continuing Directors.

                                    ARTICLE 2

                                   THE MERGER

              SECTION 2.1. The Merger. At the Effective Time (as defined below) and upon the terms and subject to the conditions of this Agreement and in accordance with the DGCL, Acquisition shall be merged with and into the Company (the "Merger"). Following the Merger, the Company shall continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of Acquisition shall cease. Parent, as the sole stockholder of Acquisition, hereby approves this Agreement, the Merger and the other transactions contemplated hereby. Subject to the terms and conditions of this Agreement, Parent and Acquisition agree to cause the Effective Time to occur as soon as practicable after the Stockholders' Meeting (as defined in Section 5.2(a)) or the purchase by Acquisition of 90% or more of the issued and outstanding Shares pursuant to the Offer.

              SECTION 2.2. Closing of the Merger. The closing of the Merger will take place at a time (the "Closing Time") and on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver (in accordance with this Agreement) of the latest to occur of the conditions set forth in Article 7 (other than those conditions that, by their nature, are to be satisfied at the Closing Time, but subject to the satisfaction or waiver of those conditions) at the offices of Gibson, Dunn & Crutcher LLP, 1050 Connecticut Avenue, N.W., Washington, D.C. 20036, unless another time, date or place is agreed to in writing by the parties hereto.

              SECTION 2.3. Effective Time. Subject to the terms and conditions set forth in this Agreement, a Certificate of Merger or Certificate of Ownership and Merger, (the "Merger Certificate") shall be duly executed and acknowledged by Acquisition and the Company and thereafter delivered at the Closing Time to the Secretary of State of the State of Delaware for filing pursuant to the DGCL. The Merger shall become effective at such time as a properly executed and certified copy of the Merger Certificate is duly accepted for record by the Secretary of State of the State of Delaware for filing pursuant to the DGCL, or such later time as Acquisition and the Company may agree upon and set forth in the Merger Certificate (not exceeding 30 days after the Merger Certificate is accepted for record; the time the Merger becomes effective being referred to herein as the "Effective Time").

              SECTION 2.4. Effects of the Merger. The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing and subject thereto at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Acquisition shall vest in the Surviving Corporation and all debts, liabilities and duties of the Company and Acquisition shall become the debts, liabilities and duties of the Surviving Corporation.

              SECTION 2.5. Certificate of Incorporation and Bylaws. The Certificate of Incorporation of Acquisition in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law. The Bylaws of Acquisition in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

              SECTION 2.6. Directors. The directors of Acquisition at the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until the next annual meeting of stockholders and until each such director's successor is duly elected or appointed and qualified.

              SECTION 2.7. Officers. The officers of the Company at the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation until such officer's successor is duly elected or appointed and qualified.

              SECTION 2.8. Conversion of Shares.

              (a) At the Effective Time, each Share, together with any associated Rights, issued and outstanding immediately prior to the Effective Time (excluding (i) Shares held by any of the Company's subsidiaries and (ii) Shares held by Parent, Acquisition or any other subsidiary of Parent) shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be converted into and shall become the right to receive the Per Share Amount in cash, without interest (the "Cash Merger Consideration"). Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time, the Shares shall have been changed into a different number of shares or a different class by reason of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares, then the Cash Merger Consideration contemplated by the Merger shall be correspondingly adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares.

              (b) At the Effective Time, each Share held by Parent, Acquisition or any subsidiary of Parent, Acquisition or the Company immediately prior to the Effective

Time shall, by virtue of the Merger and without any action on the part of Acquisition, the Company or the holder thereof, be canceled and retired and will cease to exist and no payment shall be made with respect thereto.

              (c) At the Effective Time, each share of common stock of Acquisition issued and outstanding immediately prior to the Effective Time shall be converted into and shall become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

              SECTION 2.9. Payment of Cash Merger Consideration.

              (a) As of the Effective Time, Acquisition shall deposit in trust with such agent or agents as may be appointed by Parent and Acquisition and reasonably acceptable to the Company (the "Payment Agent") for the benefit of the holders of issued and outstanding Shares at the Effective Time (excluding
(i) Shares held by any of the Company's subsidiaries and (ii) Shares held by Parent, Acquisition or any other subsidiary of Parent), an amount in cash equal to the aggregate amount necessary to pay the Cash Merger Consideration (such cash is hereinafter referred to as the "Merger Fund") payable pursuant to
Section 2.8 in exchange for such issued and outstanding Shares. The Payment Agent shall, pursuant to irrevocable instructions, deliver the Cash Merger Consideration out of the Merger Fund. The Merger Fund shall not be used for any other purpose.

              (b) As soon as reasonably practicable after the Effective Time, Parent shall cause the Payment Agent to mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented issued and outstanding Shares (the "Certificates") whose Shares were converted into the right to receive the Cash Merger Consideration pursuant to
Section 2.8: (i) a letter of transmittal (which shall specify that delivery shall be effected and risk of loss and title to the Certificates shall pass only upon delivery of the Certificates to the Payment Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions on how to surrender the Certificates in exchange for the Cash Merger Consideration. Upon surrender to the Payment Agent of a Certificate for cancellation, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor, and Parent shall cause the Payment Agent to deliver, a check representing the Cash Merger Consideration which such holder has the right to receive pursuant to the provisions of this Article 2 and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Shares which is not registered in the transfer records of the Company, payment of the Cash Merger Consideration may be made to a transferee if the Certificate representing such Shares is presented to the Payment Agent accompanied by all documents required to evidence and effect such transfer and by evidence that any applicable stock transfer taxes have been paid. Until surrendered as contemplated by this Section 2.9, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Cash Merger Consideration as contemplated by this Section 2.9.

              (c) In the event that any Certificate shall have been lost, stolen or destroyed, Parent shall cause the Payment Agent to issue in exchange therefor, upon the making of an affidavit of that fact by the holder thereof, such Cash Merger Consideration as may be required pursuant to this Agreement; provided, however, that Acquisition or the Payment Agent may, in its discretion, require the delivery of a suitable bond or indemnity.

              (d) All Cash Merger Consideration paid upon the surrender for exchange of Shares in accordance with the terms hereof shall be deemed to have been paid in full satisfaction of all rights pertaining to such Shares; subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company on such Shares in accordance with the terms of this Agreement, or prior to the date hereof and which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares which were outstanding immediately prior to the Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason they shall be canceled and exchanged as provided in this Article 2.

              (e) Any portion of the Merger Fund which remains undistributed to the stockholders of the Company for six months after the Effective Time shall be delivered to Parent upon demand and any stockholders of the Company who have not theretofore complied with this Article 2 shall thereafter look only to Parent for payment of their claim for the Cash Merger Consideration.

              (f) Neither Acquisition nor the Company shall be liable to any holder of Shares for cash from the Merger Fund delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

              SECTION 2.10. Stock Options.

              (a) At the Effective Time, each outstanding option to purchase Shares (a "Company Stock Option" or collectively "Company Stock Options") issued pursuant to the Company's 1999 Omnibus Stock Incentive Plan (the "1999 Option Plan"), whether vested or unvested, the exercise price of which is greater than the Cash Merger Consideration, shall be canceled and extinguished without consideration and the 1999 Option Plan shall terminate as of the Effective Date.

              (b) At the Effective Time, each outstanding Company Stock Option issued pursuant to the 1999 Option Plan or the Company's 2000 Stock Option Plan (the "2000 Option Plan" and, together with the 1999 Option Plan, the "Company Option Plans") that is vested as of the Effective Time, the exercise price of which is less than the Cash Merger Consideration shall be canceled and extinguished and shall become the right to receive an amount, without interest, in cash paid at the Effective Time equal to the excess, if any of the Cash Merger Consideration over the exercise price per Share of such Company Stock Option, less the amount of Taxes (as defined in Section 3.15(a)) required to be withheld under applicable Federal, state or local laws and regulations multiplied by the number of Shares subject to such Company Stock Option.

              (c) At the Effective Time, each outstanding Company Stock Option issued pursuant to the Company Option Plans or any other stock option plan, program, arrangement or agreement to which the Company or any of its subsidiaries is a party that is not vested as of the Effective Time, the exercise price of which is less than the Cash Merger Consideration shall be canceled and extinguished in consideration for certain compensatory payments to be paid to the holder of such Company Stock Option at the time the Company Stock Option would otherwise have vested (provided that such holder is employed with the Company at such time and has not breached any of such holder's obligations under any applicable employment agreement with the Company or any Subsidiary) equal to an amount, without interest, in cash equal to the excess, if any of the Cash Merger Consideration over the exercise price per Share of such Company Stock Options that would otherwise have vested at such time. Notwithstanding the foregoing, the right to receive such payments shall vest in accordance with the terms of the applicable option agreement.

              (d) If and to the extent required by the terms of the Company Option Plan, or any other stock option plan, program, arrangement or agreement to which the Company or any of its subsidiaries is a party or the terms of any Company Stock Option granted thereunder, the Company shall cooperate with Parent and Acquisition in obtaining the consent of each holder of outstanding Company Stock Options to the foregoing treatment of such Company Stock Options and to take any other action necessary to effectuate the foregoing provisions.

                                    ARTICLE 3

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

              Except as set forth in the Disclosure Schedule previously delivered by the Company to Parent (the "Company Disclosure Schedule"), the Company hereby represents and warrants to each of Parent and Acquisition as of the date hereof as follows:

              SECTION 3.1. Organization and Qualification; Subsidiaries.

              (a) Each of the Company and each of its subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, except where the failure to qualify or to be in good standing would not have a Material Adverse Effect (as defined below) and has all requisite power and authority to own lease and operate its properties and to carry on its businesses as now being conducted, except where the failure to have such power and authority would not have a Material Adverse Effect. The Company has heretofore made available to Parent complete and correct copies of the Certificate of Incorporation and Bylaws (or similar governing documents), as currently in effect, of the Company and its subsidiaries. When used in connection with the Company or its subsidiaries, the term "Material Adverse Effect" means any change or effect (i) that is materially adverse to the business, properties, financial condition, or results of operations of the Company and its subsidiaries, taken as whole, or (ii) that would materially impair the ability of the Company to perform its obligations hereunder. Notwithstanding the foregoing, none of the following shall be deemed, either alone or in combination, to constitute a Material Adverse Effect: (i) changes or effects resulting from general changes in economic, market, regulatory or political conditions or changes in conditions or business practices generally applicable to the industries in which the Company and its subsidiaries operate, including, but not limited to, changes and effects resulting from a change in interest rates or an industry-wide decrease in mortgage volume; (ii) changes in the market price or trading volume of the Shares on the Nasdaq National Market; or (iii) changes or effects resulting from the announcement or approval of the Offer and the Agreement or relating to the identity of or facts pertaining to Parent or Acquisition.

              (b) Each of the Company and its subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on the Company.

              SECTION 3.2. Capitalization of the Company and its Subsidiaries.

              (a) The authorized stock of the Company consists of 100,000,000 shares of common stock, par value $.01 per share of the Company (the "Shares"), of which, as of January 31, 2000, 14,670,560 Shares were issued and outstanding, and 10,000,000 shares of preferred stock, par value $.01 per share, no shares of which are outstanding. All of the outstanding Shares have been validly issued and are fully paid and nonassessable, and free of preemptive rights granted by the Company. As of January 31, 2000, approximately 2,040,652 Shares were reserved for issuance upon the exercise of outstanding Company Stock Options issued pursuant to the Company Option Plans and other stock option plans, or agreements to which the Company or any of its subsidiaries is a party. Except as set forth in Section 3.2(a) of the Company Disclosure Schedule, since January 31, 2000, no shares of the Company's stock have been issued other than pursuant to Company Stock Options or other stock-based employee benefit plans of the Company and no options to acquire Shares have been granted other than pursuant to the Company Option Plans. Except as set forth above and in Sections 3.2(a) of the Company Disclosure Schedule, and except for the Rights, the Prism Equity Value Plan-I and the Prism Equity Value Plan-II, as of the date hereof, there are issued, reserved for issuance, or outstanding (i) no shares of stock or other voting securities of the Company, (ii) no securities of the Company or its subsidiaries convertible into or exchangeable for shares of stock or voting securities of the Company, (iii) no options or other rights to acquire from the Company or its subsidiaries and, except as described in Section 3.2(a) of the Company Disclosure Schedule, no obligations of the Company or its subsidiaries to issue any stock, voting securities or securities convertible into or exchangeable for stock or voting securities of the Company, (iv) no bonds, debentures, notes or other indebtedness or obligations of the Company or any of its subsidiaries entitling the holders thereof to have the right to vote (or which are convertible into, or exercisable or exchangeable for, securities entitling the holders thereof to have the right to vote) with the stockholders of the Company or any of its subsidiaries on any matter, and (v) no equity equivalent interests in the ownership or earnings of the Company or its subsidiaries or other similar rights (collectively "Company Securities"). As of the date hereof, there are no outstanding obligations of the Company or its subsidiaries (absolute, contingent or otherwise) to repurchase, redeem or otherwise acquire any Company Securities. There are no Shares outstanding subject to rights of first refusal of the Company, nor are there any pre-emptive rights granted by the Company with respect to any Shares. Other than this Agreement, there are no stockholder agreements, voting trusts or other agreements or understandings to which the Company is a party or by which it is bound relating to the voting or, except as set forth in Section 3.2(a) of the Company Disclosure Schedule, registration of any shares of stock of the Company.

              (b) Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, all of the outstanding stock of the Company's subsidiaries is owned by the Company, directly or indirectly, free and clear of any Lien (as defined below). There are no securities of the Company or its subsidiaries convertible into or exchangeable for, no options or other rights to acquire from the Company or its subsidiaries and no other contract, understanding, arrangement or obligation (whether or not contingent) providing for the issuance or sale, directly or indirectly, of any stock or other ownership interests in, or any other securities, of any subsidiary of, the Company. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or its subsidiaries to repurchase, redeem or otherwise acquire any outstanding shares of capital stock or other ownership interests in any subsidiary of the Company. For purposes of this Agreement, "Lien" means, with respect to any asset (including without limitation any security), any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset (including any restrictions on the right to vote or sell the same except as may be provided as a matter of law).

              (c) The Shares constitute the only class of equity securities of the Company or its subsidiaries registered or required to be registered under the Exchange Act.

              SECTION 3.3. Authority Relative to this Agreement; Recommendation. The Company has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Board and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated hereby except, if required by law, the approval and adoption of this Agreement and the Merger by the holders of the outstanding Shares. This Agreement has been duly and validly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Acquisition, constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by any applicable conservator, receivership, bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principles are applied in a proceeding at law or in equity).

              SECTION 3.4. SEC Reports; Financial Statements; Accounting Procedures.

              (a) The Company has filed all required forms, reports and documents ("Company SEC Reports") with the SEC since January 1, 1999, each of which has complied (as of its respective date) in all material respects with all applicable requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the Exchange Act, each as in effect on the dates such forms, reports and documents were filed. None of such Company SEC Reports, including, without limitation, any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited consolidated financial statements of the Company included in the Company SEC Reports fairly present in all material respects in conformity with generally accepted accounting principles in the United States as in effect from time to time and applied on a consistent basis ("GAAP") (except as may be indicated in the notes thereto or, in the case of unaudited consolidated quarterly statements, as permitted by Form 10-Q of the SEC and subject to normal year-end adjustments) the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended.

              (b) The Company has heretofore made available or promptly will make available to Acquisition or Parent a complete and correct copy of any amendments or modifications which are required to be filed with the SEC but have not yet been filed with the SEC to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Exchange Act.

              (c) The Company and its subsidiaries maintain a system of internal accounting controls, policies and procedures sufficient to ensure that all transactions relating to their business are executed in conformity in all material respects with the applicable rules, regulations, directives and instructions of governmental and regulatory authorities, the Agencies (as defined in Section 3.9) and Investors (as defined in Section 3.8) (the "Agency and Investor Requirements"), and in a manner as to permit preparation of financial statements in accordance the Agency and Investor Requirements and to maintain accountability for the Company's assets.

              SECTION 3.5. Information Supplied. None of the information supplied by the Company in writing for inclusion or incorporation by reference in the Offer Documents, Schedule 14D-9, any other tender offer materials,
Schedule 14A or 14C, or the proxy statement or information statement ("Proxy Statement") relating to any meeting to be held in connection with the Merger (all of the foregoing documents, collectively, the "Disclosure Statements") will, at the date each and any of the Disclosure Statements is mailed to stockholders of the Company and at the time of the meeting of stockholders of the Company to be held, if necessary, in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation or warranty is made by the Company with respect to information supplied in writing by Parent or Acquisition for inclusion in the Proxy Statement or Schedule 14D-9. The Proxy Statement, if any, and Schedule 14D-9 will comply as to form in all material respects with all provisions of applicable law. None of the information supplied by the Company in writing for inclusion in the Disclosure Statements or provided by the Company in the Schedule 14D-9 will, at the respective times that any Disclosure Statement and the Schedule 14D-9 or any amendments thereof or supplements thereto are filed with the SEC and are first published or sent or given to holders of Shares, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

              SECTION 3.6. Consents and Approvals; No Violations. Except as set forth in Section 3.6 of the Company Disclosure Schedule and except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, (a) the Exchange Act, (b) state securities laws ("Blue Sky Laws") or take-over laws, (c) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), or (d) state insurance or mortgage brokerage laws or regulations and the filing and recordation and acceptance for record of the Merger Certificate as required by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any court or tribunal, or administrative governmental or regulatory body, agency or authority (a "Governmental Entity") is necessary for the execution and delivery by the Company of this Agreement or the consummation by the Company of the transactions contemplated hereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Material Adverse Effect. Neither the execution, delivery and performance of this Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby will (i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar governing documents) of the Company or any of its subsidiaries, (ii) except as set forth in Section 3.6 of the Company Disclosure Schedule result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) except as set forth in Section 3.6 of the Company Disclosure Schedule or in this Section 3.6 violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to the Company or any of its subsidiaries or any of their respective properties or assets except, in the case of (ii) or (iii), for violations, breaches, defaults or rights of termination, amendment, cancellation or acceleration or Liens which would not have a Material Adverse Effect.

              SECTION 3.7. No Undisclosed Liabilities; Absence of Changes. Except to the extent publicly disclosed in the Company's SEC Reports or as set forth in Section 3.7 of the Company Disclosure Schedule, as of December 31, 1999, none of the Company or any of its subsidiaries had any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its subsidiaries (including the notes thereto) or which would have a Material Adverse Effect and since such date, the Company has incurred no such liability or obligation, which would have a Material Adverse Effect, other than in the ordinary course of business consistent with past practice.

              SECTION 3.8. Litigation. As of the date hereof, except as disclosed in Section 3.8 of the Company Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the Company's Knowledge (as defined below), threatened against the Company or any of its subsidiaries or any of their respective properties or assets before any Governmental Entity that (a) involves any Agency or any owner, purchaser or beneficiary (other than an Agency) of a Mortgage Loan or of any proceeds of, or interest in or from, a Mortgage Loan ("Investor") or (b) individually or in the aggregate, would have a Material Adverse Effect. Except as disclosed by the Company in the Company SEC Reports, none of the Company or its subsidiaries nor any property or asset of the Company or any of its subsidiaries is subject to any outstanding order, writ, injunction or decree which would have a Material Adverse Effect. For purposes of this Agreement, the term "Knowledge" with respect to the Company means the actual knowledge of any of the officers and other employees of the Company identified in Exhibit B hereto.

              SECTION 3.9. Compliance with Laws.

              (a) The Company and its subsidiaries have complied in all material respects with all applicable material laws, rules, regulations, ordinances and codes, whether federal, state, local or foreign and, including, without limitation, (i) all laws and regulations relating to occupational health and safety, equal employment opportunities, fair employment practices, and sex, race, religious, age and other prohibited discrimination, all other labor laws, including without limitation the Family and Medical Leave Act, and (ii) all licensure, disclosure, usury and other consumer credit laws and regulations governing residential mortgage lending and brokering, including, but not limited to, all applicable rules, regulations, standards and guidelines promulgated by the United States Department of Housing and Urban Development ("HUD"), Freddie Mac ("Freddie Mac"), the Government National Mortgage Association ("GNMA"), Fannie Mae ("Fannie Mae"), the Veterans Administration ("VA" and, together with HUD, Freddie Mac, GNMA and Fannie Mae, each, an "Agency" and, collectively the "Agencies") and the Board of Governors of the Federal Reserve System, the state agencies and all applicable provisions of the Real Estate Settlement Procedures Act of 1974, the Flood Insurance Protection Act, the Consumer Credit Protection Act, the Truth-in-Lending Act, the Equal Credit Opportunity Act and the Fair Credit Reporting Act, each as amended from time to time, and all regulations promulgated thereunder (the foregoing statutes and laws described in clause
(ii), collectively, "Consumer Credit Law") and, except as set forth on Section
3.9 of the Company Disclosure Schedule, no written notice or correspondence (whether regarding litigation, regulatory action or otherwise) has been received by the Company from or on behalf of consumers or from any regulatory agency in which such consumer or regulatory agency has alleged noncompliance with any Consumer Credit Law or other applicable law, except as would not individually or in the aggregate, have a Material Adverse Effect.

              (b) Each loan as to which applications were accepted and processed by the Company or any subsidiary or which otherwise was originated, underwritten, closed, funded or brokered by the Company of any subsidiary (each, a "Mortgage Loan") conforms in to the Agency and Investor Requirements and each Mortgage Loan is eligible for sale to, insurance by, or pooling to collateralize securities issued or guaranteed by, the applicable Investor or insurer except, in the case of any of the foregoing, as would not, individually or in the aggregate, have a Material Adverse Effect. The Company and its subsidiaries have originated, underwritten, funded, serviced and sold (as applicable) each Mortgage Loan in compliance with applicable federal, state and local legal and regulatory requirements (including licensing statutes and regulations) and in accordance with Agency and Investor Requirements and the related Mortgage Loan documents except, in the case of any of the foregoing, as would not, individually or in the aggregate, have a Material Adverse Effect.

              SECTION 3.10. Forms; Policies and Procedures. The Company has provided Parent with a copy of the Company's internal practices and procedures and the Company, its subsidiaries and their employees have complied and are in compliance with such practices and procedures except, where the failure to be in compliance would not have a Material Adverse Effect. All such practices and procedures and all form disclosures, and notices, brokers agreements, notes, mortgages, instruments and agreements used in the business of the Company and its Subsidiaries comply in all material respects with (a) all applicable Consumer Credit Law and (b) any standards imposed by the Agencies, to the extent applicable, and (c) any other applicable law or regulation.

              SECTION 3.11. Licenses and Permits. The Company or the applicable subsidiary has obtained all material licenses, permits, qualifications, franchises and other governmental authorizations and approvals, including, without limitation, all state mortgage broker and mortgage banker licenses and, as applicable, approvals by the Agencies required in order for it to conduct its business as presently conducted. Each such license, permit, qualification, franchise and other authorization is in full force and effect and, except as set forth in Section 3.11 of the Company Disclosure Schedule, will remain in full force and effect immediately after the Effective Time and shall not be violated, affected or impaired by, or require any further action to remain effective as a result of the Closing. No material violation exists in respect of any such material license, permit, qualification, franchise, authorization or approval. No proceeding is pending, or to the Company's Knowledge, threatened to revoke or limit any such license, permit, qualification, franchise, authorization or approval.

              SECTION 3.12. Employee Benefit Plans; Labor Matters.

              (a) Section 3.12(a) of the Company Disclosure Schedule sets forth each plan that is subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and each other material agreement, arrangement or commitment that is an employment or consulting agreement (other than non-executive employment agreements or loan officer agreements), executive or incentive compensation plan, bonus plan, deferred compensation agreement, employee pension, profit sharing, savings or retirement plan, employee stock option or stock purchase plan, group life, health, or accident insurance or other employee benefit plan, agreement, arrangement or commitment, including, without limitation, severance, vacation, holiday or other bonus plans, currently maintained by the Company or any of its subsidiaries (or any entity that is or was at the relevant time treated as a single employer with the Company or any of its subsidiaries under
Section 414(b), (c), (m), or (o) of the Code ("ERISA Affiliate")) for the benefit of any present or former employees, officers or directors of the Company, any of its subsidiaries or ERISA Affiliates ("Company Personnel") or with respect to which the Company or any of its subsidiaries or ERISA Affiliates has liability or makes or has an obligation to make contributions (each such plan, agreement, arrangement or commitment set forth in Section 3.12(a) of the Company Disclosure Schedule being hereinafter referred to as a "Company Employee Plan").

              (b) The Company has made available to the Parent (i) copies of all Company Employee Plans or in the case of an unwritten plan, a written description thereof, (ii) copies of the most recent annual, financial and, if applicable, actuarial reports and Internal Revenue Service determination letters relating to such Company Employee Plans and (iii) copies of the most recent summary plan descriptions relating to such Company Employee Plans and distributed to Company Personnel.

              (c) Except as disclosed in Section 3.12(c) of the Company Disclosure Schedule, there are no Company Personnel who are entitled to any medical, dental or life insurance benefits to be paid under any Company Employee Plans after termination of employment other than as required by Section 601 of ERISA, Section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"), or applicable state law.

              (d) Each Company Employee Plan that is an employee welfare benefit plan under Section 3(1) of ERISA is either (i) funded through an insurance company contract and is not a "welfare benefit fund" within the meaning of Section 419 of the Code or (ii) unfunded.

              (e) All contributions or payments due with respect to any periods prior to the Closing Time under any Company Employee Plan have been or will be timely made or appropriate charges have been made on the financial statements. Except as disclosed in Section 3.12(e) of the Company Disclosure Schedule, each Company Employee Plan by its terms and operation is in compliance in all material respects with all applicable laws (including, but not limited to, ERISA, the Code and the Age Discrimination in Employment Act of 1967, as amended). The Company has obtained a favorable determination as to the qualification under Section 401(a) (and 401(k) where applicable) of each Company Employee Plan that is an employee pension benefit plan from the IRS. To the Company's Knowledge, nothing has occurred since the date of each such determination that would adversely affect such tax qualification.

              (f) Except as set forth in Section 3.12(f) of the Company Disclosure Schedule, there are no actions, suits or claims pending or, to the Company's Knowledge, threatened (other than routine noncontested claims for benefits), against any Company

Employee Plan or, to the Company's Knowledge, any administrator or fiduciary of any such Company Employee Plan. As to each Company Employee Plan for which an annual report is required to be filed under ERISA or the Code, all such filings (including Form 5500s and all schedules) have been made on a timely basis, in accordance with all applicable requirements. No Company Employee Plan is a defined benefit plan under Section 3(35) of ERISA.

              (g) Except as disclosed in Section 3.12(g) of the Company Disclosure Schedule neither the Company, any of its subsidiaries nor any ERISA Affiliate maintains or has maintained, contributes to or has contributed to or is or has been required to contribute to any plan under which more than one employer makes contributions (within the meaning of Section 4064(a) of ERISA), any plan that is a multiemployer plan within the meaning of Section 3(37) of ERISA, or any plan subject to the minimum funding requirements of Section 412 of the Code.

              (h) Neither the Company nor any of its subsidiaries (nor, to the Company's Knowledge, any other Person, including any fiduciary) has engaged in any "prohibited transaction" (as defined in Section 4975 of the Code or Section 406 of ERISA) or committed any breach of fiduciary duty, which would subject any of the Company Employee Plans (or their trusts), the Company, any of its subsidiaries or ERISA Affiliates, to any material tax or penalty or other material liability imposed under the Code or ERISA.

              (i) None of the assets of the Company Employee Plans is invested in any property constituting employer real property or an employer security within the meaning of Section 407(d) of ERISA.

              (j) Except as disclosed in Section 3.12(k) of the Company Disclosure Schedule or otherwise provided in this Agreement, the transactions contemplated by this Agreement (either alone or together with any other transaction(s) or event(s)) will not (i) entitle any Company Personnel to severance pay under any Company Employee Plan, (ii) accelerate the time of payment or vesting or materially increase the amount of benefits due under any Company Employee Plan or compensation to any Company Personnel, (iii) result in any payments (including parachute payments) under any Company Employee Plan becoming due to any Company Personnel, or (iv) terminate or modify or give a third party a right to terminate or modify the provisions or terms of any Company Employee Plan. Section 3.12(j) of the Company Disclosure Schedule sets forth, for each employee of the Company or any of its subsidiaries that will receive any parachute payment within the meaning of Section 280G of the Code, a preliminary calculation of the base amount for such employee and of the amount of each such parachute payment, based upon information currently known by the Company and assuming all circumstances that could give rise to such payment occur.

              (k) Except as set forth in Section 3.12(k) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to any Company Personnel. There is no pending or, to the Company's Knowledge, threatened labor dispute, strike or work stoppage against the Company or any of its subsidiaries. There is no labor union representing any of the Company's employees or, to the Company's Knowledge, any organizational effort currently being made on behalf of any labor organization to organize any such employees. Neither the Company nor any of its subsidiaries nor their respective representatives or employees has committed any unfair labor practices in connection with the operation of the respective businesses of the Company or its subsidiaries, and there is no pending or, to the Company's Knowledge, threatened charge or complaint against the Company or its subsidiaries by the National Labor Relations Board or any comparable state governmental agency. To the Company's Knowledge, the Company and its subsidiaries are in compliance in all material respects with all applicable laws and regulations respecting employment, employment practices, labor relations, employment discrimination, safety and health, wages, hours and terms and conditions of employment.

              (l) All individuals who are performing or have performed services for the Company or any affiliate thereof, whether as consultants, contractors, agents or otherwise, and are or were classified by the Company or any affiliate as "independent contractors" qualify for such classification under
Section 530 of the Revenue Act of 1978 or Section 1706 of the Tax Reform Act of 1986, as applicable. The Company has fully complied with and is not in default or violation of any law, statute, rule, regulation or requirement applicable to such individual. Except as set forth in Section 3.12(l) of the Company Disclosure Schedule, there is no pending or, to the Company's Knowledge, threatened claim against the Company by or on behalf of any such individual, or investigation, audit or other proceeding relating to such an individual or individuals, by any Governmental Entity. To the Company's Knowledge, there is no labor union representing any such individuals or, to the Company's Knowledge, any organizational effort currently being made on behalf of any labor organization to organize any such individuals.

              SECTION 3.13. Environmental Laws and Regulations.

              (a)    Except as publicly disclosed in the Company SEC Reports,
(i) the Company and its subsidiaries are in material compliance with all applicable federal, state, local and foreign laws and regulations, orders, decrees, judgments, permits and licenses relating to public and worker health and safety and to the protection and clean-up of the natural environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) and activities or conditions relating thereto, including, without limitation, those relating to the generation, handling, disposal, transportation or release of hazardous materials (collectively "Environmental Laws"), except for non-compliance that would not have a Material Adverse Effect, which compliance includes but is not limited to, the possession by the Company and its subsidiaries of all material permits and other governmental authorizations required under applicable Environmental Laws and compliance with the terms and conditions thereof and; (ii) none of the Company or its subsidiaries has received written notice of or, to the Company's Knowledge, is the subject of any Environmental Claim (defined below) that would have a Material Adverse Effect or, to the Company's Knowledge, against any Person whose liability for any Environmental Claim the Company or any of its subsidiaries has or may have retained or assumed either contractually or by operation of law.

              (b) Except as disclosed in the Company SEC Reports, there is no action, cause of action, claim, investigation, demand or written notice by any Person alleging liability under or non-compliance by the Company with any Environmental Law (an "Environmental Claim") that is pending or, to the Company's Knowledge, threatened against the Company or its subsidiaries which would have a Material Adverse Effect.

              SECTION 3.14. Taxes.

              (a) For purposes of this Agreement: (i) "Tax" or "Taxes" means any taxes, charges, fees, levies, or other assessments imposed by any U.S. or foreign governmental entity, whether national, state, county, local or other political subdivision, including, without limitation, all net income, gross income, sales and use, rent and occupancy, value added, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipt, capital stock, business and occupation, disability, employment, payroll, license, estimated, or withholding taxes or charges imposed by any governmental entity, and includes any interest and penalties on or additions to any such taxes (and includes taxes for which the Company and/or any of its subsidiaries, as the case may be, may be liable in its own right, or as the transferee of the assets of, or as successor to, any other corporation, association, partnership, joint venture, or other entity, or under Treasury Regulation Section 1.1502-6 or any similar provision of foreign, state or local law), provided, however, that to the extent that the following representations relate to state and local sales taxes or lodging taxes, such representations are limited to the Company's Knowledge; and (ii) "Tax Return" means a report, return or other information required to be supplied to a governmental entity with respect to Taxes including, where permitted or required, group, combined or consolidated returns for any group of entities that includes the Company or any of its subsidiaries.

              (b) Except as set forth in Section 3.14(b) of the Company Disclosure Schedule, the Company and each of its subsidiaries, and any affiliated or combined group of which the Company or any of its subsidiaries is or was a member for applicable Tax purposes, have (i) filed all federal income and all other Tax Returns required to be filed by applicable law and all such federal income and other Tax Returns (A) reflect the liability for Taxes of the Company and each of its subsidiaries, and (B) were filed on a timely basis and
(ii) within the time and in the manner prescribed by law, paid (and until the Closing Time will pay within the time and in the manner prescribed by law) all Taxes that were or are due and payable as set forth in such Tax Returns.

              (c) Each of the Company and, where applicable, the Company's subsidiaries has established (and until the Closing Time will maintain) on its books and records reserves adequate to pay all Taxes of the Company or such respective subsidiary, as the case may be, in accordance with GAAP, which are reflected in the most recent consolidated financial statements of the Company and its subsidiaries contained in the Company SEC Documents, as applicable, to the extent required by GAAP.

              (d) Except as disclosed in Section 3.14(d) of the Company Disclosure Schedule, neither the Company nor any subsidiary thereof has requested any extension of time within which to file any income, franchise or other Tax Return, which Tax Return has not been filed as of the date hereof.

              (e) Except as disclosed in Section 3.14(d) of the Company Disclosure Schedule, neither the Company nor any subsidiary thereof has executed any outstanding waivers or comparable consents that will be in effect after the Effective Time regarding the application of the statute of limitations with respect to any income, franchise or other Taxes or Tax Returns.

              (f) Except as disclosed in Section 3.14(f) of the Company Disclosure Schedule, no deficiency for any Tax which, alone or in the aggregate with any other deficiency or deficiencies, would exceed $100,000, has been proposed, asserted, or assessed in writing against the Company and/or any subsidiary thereof that has not been resolved and paid in full or otherwise settled, no audits or other administrative proceedings are presently in progress or pending or threatened in writing with regard to any Taxes or Tax Returns of the Company and/or any subsidiary thereof, and no written claim is currently being made by any authority in a jurisdiction where any of the Company or any subsidiary thereof, as the case may be, does not file Tax Returns that it is or may be subject to Tax in that jurisdiction.

              (g) Except as disclosed on Section 3.14(g) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is a party to any agreement relating to allocating or sharing of the payment of, or liability for, Taxes.

              (h) The Company does not constitute and for the past five years has not constituted a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

              SECTION 3.15. Properties. Neither the Company nor any of its Subsidiaries owns any real property. Each of the Company and its subsidiaries has valid title to all properties, assets and rights shown on its balance sheet or its last Company SEC Report prior to the date hereof as being owned by it and valid leasehold interests in all material properties and assets (whether real, personal or mixed) leased by it (collectively, the "Company Assets"). With respect to any leased Company Assets, there are no security deposits or portions thereof that have been applied in respect of a breach or default under the applicable lease which has not been redeposited in full and neither the Company nor any of its subsidiaries has mortgaged, deeded in trust or otherwise transferred or encumbered such Lease or any interest therein except in the ordinary course of business. There are no pending or, to the Company's Knowledge, threatened condemnation proceedings against or affecting any material Company Assets.

              SECTION 3.16. Material Contracts and Commitments.

              (a) Section 3.16 of the Company Disclosure Schedule contains a true and complete list as of the date of this Agreement of all of the following contracts, agreements and commitments, whether oral or written ("Contracts"), to which the Company or any of its subsidiaries is a party or by which any of them or any of their material Company Assets is bound, as each such contract or commitment may have been amended, modified or supplemented:

                     (i) any agreement (including all master commitments and pool purchase contracts) between the Company or any of its subsidiaries and any Agency or Investor pursuant to which the Company and its subsidiaries sold more than $175 million in principal amount of Mortgage Loans during fiscal year 1999, and all insurance or guaranty contracts (including contracts with any private mortgage insurer or Pool (as defined herein) insurance provider with respect to the Mortgage Loans;

                     (ii) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for rent in excess of $100,000 during any twelve-month period;

                     (iii) any agreement for the lease of real property providing for the payment of rent in excess of $250,000 during any twelve-month period;

                     (iv) any agreement (or group of related agreements) or indemnity under which the Company or any of its subsidiaries has created, incurred, assumed or guaranteed any debt including without limitation any indebtedness for borrowed money, warehouse lines of credit, or any capitalized lease or purchase money obligation (except for intercompany obligations);

                     (v) any agreement under which the Company or any of its subsidiaries has granted a lien, pledge, security interest or other encumbrance upon any of its material assets;

                     (vi) any agreement under which the Company or any of its subsidiaries has an obligation to indemnify a director, officer or employee;

                     (vii) any agreement for the employment of any individual on a full-time, part-time, consulting or other basis other than oral retainers of professionals terminable at will except for employment agreements of employees with a salary of less than $100,000 who have signed the Company's or any of its subsidiaries' standard form employment agreement (excluding commissioned employees);

                     (viii) any agreement concerning confidentiality or noncompetition given by the Company other than those agreements (A) with employees on the Company's standard form employment, (B) related to Company Stock Options, (C) entered into with any Person in connection with the proposed sale of the Company and (D) that do not materially restrict the manner in which the Company or any of its subsidiaries conduct its business;

                     (ix) any other plan, contract or arrangement, whether formal or informal, which involves direct or indirect compensation (including bonus, stock option, severance, golden parachute, deferred compensation, special retirement, consulting and similar agreements and all agreements and arrangements regarding the Company's net branches) for the benefit of one or more of the current or former directors, officers or employees of the Company (other than Company Employee Plans described in Section 3.12(a));

                     (x) any guaranty or suretyship, performance bond or contribution agreement;

                     (xi) any marketing, sales representative or dealership agreement with respect to which the fees paid or payable by the Company are or will be in excess of $100,000; any material agreement relating to e-commerce or agreements related to the Company's "net branches"; and

                     (xii)  any other material contract or commitment.

              (b) The Company has heretofore made available to the Parent true and complete copies of all of the Contracts required to be set forth in
Section 3.16 of the Company Disclosure Schedule. Each such Contract is a valid and binding agreement of the Company or one of its subsidiaries in accordance with its terms, and is in full force and effect (except as set forth in Section
3.16 of the Company Disclosure Schedule), except where the failure to be valid and binding and in full force and effect would not individually or in the aggregate have a Material Adverse Effect. Neither the Company nor any of its subsidiaries is in default with respect to any such Contract, nor (to the Company's Knowledge) does any condition exist that with notice or lapse of time or both would constitute such a default thereunder or permit any other party thereto to terminate such Contract, except as would not have a Material Adverse Effect. To the Company's Knowledge, no other party to any such Contract is in default in any respect with respect to any such Contract, which would have a Material Adverse Effect. No party has given any written notice (i) of termination or cancellation of any such Contract or (ii) that it intends to assert a breach of any such Contract, whether as a result of the transactions contemplated hereby or otherwise, which would have a Material Adverse Effect. Each Contract identified in Section 3.16 of the Company Disclosure Schedule in response to any item under this Section 3.16 shall be deemed incorporated by reference to all other items in this Section 3.16.

              SECTION 3.17. Intellectual Property.

              (a) Certain Definitions. When used in this Section 3.17, the following capitalized terms shall have the following meanings:

                     (i) the term "Intellectual Property Rights" means intellectual property rights arising from or in respect of the following, whether protected, created or arising under the laws ofthe United States or any other jurisdiction:

                            (A) fictitious business names, trade names, registered and unregistered trademarks and service marks and logos (including any Internet domain names), and applications therefor (collectively, "Marks");

                            (B) patents, patent rights and all applications therefor, including any and all continuation, divisional, continuation-in-part, or reissue patent applications or patents issuing thereon (collectively, "Patents"); and

                            (C) know-how, inventions, discoveries, concepts, ideas, methods, processes, designs, formulae, technical data, drawings, specifications, data bases and other proprietary and confidential information, including customer lists, in each case to the extent not included in the foregoing subparagraphs (A) or
              (B) (collectively, "Trade Secrets");

                     (ii) the term "Intellectual Property Assets" means all Intellectual Property Rights owned or licensed by the Company necessary to the conduct of the Company's business, and all further uses of the terms Marks, Patents, Copyrights, and Trade Secrets in this Section 3.17 shall mean Marks, Patents, Copyrights, and Trade Secrets that are Intellectual Property Assets; and

                     (iii) the term "Software" means any and all (w) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (x) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (y) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (z) all documentation, including user manuals and training materials, relating to any of the foregoing, in each case developed or licensed by the Company necessary for the conduct of its business as currently conducted, specifically excluding those items prepared for customers in the operation of the Company's business for which the customer contractually has vested title.

              (b) Marks. Section 3.17(b) of the Company Disclosure Schedule sets forth an accurate and complete list of all registered, pending applications for registration of any Marks and material unregistered Marks, in each case owned by the Company and used by the Company in its business as presently conducted ("Company Marks"). Except as may be set forth in Section 3.17(b) of the Company Disclosure Schedule and would not have an Material Adverse Effect:

                     (i) the Company owns all right, title and interest in each of the Company Marks, free and clear of any and all liens and encumbrances (subject to written licenses granted in the ordinary course of business), and the Company has not received any written notice or claim challenging the Company's exclusive and complete ownership of such Company Marks;

                     (ii) the Company Marks are valid and enforceable and the Company has not received any written notice or claim challenging the validity or enforceability of any such Company Marks;

                     (iii) to the Company's Knowledge, the Company has not taken any action (or failed to take any action), that would result in the forfeiture, relinquishment, or unenforceability of any of the Company Marks or any of the Company's rights therein;

                     (iv) the Company has taken reasonable steps to protect the Company's rights in and to the Company Marks;

                     (v) except with respect to licensing arrangements, business relationships, advertisements or publicity in each case made in writing in the ordinary course of business, the Company has not granted to any Person any right, license or permission to use any of the Company Marks;

                     (vi) to the Company's Knowledge, there is no trademark or service mark or application therefor of any other Person that conflicts with any of the Company Marks;

                     (vii) none of the Company Marks used by the Company infringes or to the Company's Knowledge is alleged to infringe any trade name, trademark, service mark or trade dress right of any other Person, and there have been no written claims made with respect thereto; and

                     (viii) to the Company's Knowledge, there has been no prior use of any Company Marks by any third party which would confer upon such third party superior rights in such Company Marks.

              (c) Owned Patents. The Company does not own any right, title or interest in any Patents.

              (d) Owned Copyrights. Except as may be set forth on Section 3.17(d) of the Company Disclosure Schedule and would not have an Material Adverse Effect:

                     (i) the Company is the owner of all right, title and interest in and to each of the copyrights used by the Company in its business as presently conducted other than those as to which the rights being exercised by the Company have been licensed from another Person (collectively, the "Owned Copyrights"), free and clear of any and all liens and encumbrances (subject to written licenses granted in the ordinary course of business), and the Company has not received any written notice or claim challenging the Company's complete and exclusive ownership of all Owned Copyrights;

                     (ii) the Company has not received any written notice or claim challenging or questioning the validity or enforceability of any of the Owned Copyrights or indicating an intention on the part of any Person to bring a claim that any Owned Copyright is invalid, is unenforceable or has been misused and, to the Company's Knowledge, no Owned Copyright otherwise has been challenged or threatened in any way;

                     (iii) to the Company's Knowledge, the Company has not taken any action (or failed to take any action), that would result in the unenforceability of any of the Owned Copyrights;

                     (iv) the Company has taken all reasonable steps to protect the Company's rights in and to the Owned Copyrights;

                     (v) the Company has not granted to any Person any right, license or permission to exercise any rights under any of the Owned Copyrights other than non-exclusive licenses of Software granted in the ordinary course of business of distributors or customers;

                     (vi) to the Company's Knowledge, no other Person has infringed or is infringing in any of the Owned Copyrights; and

                     (vii) none of the subject matter of any Owned Copyrights nor, to the Company's Knowledge, any other work of authorship fixed in a tangible medium that is used, copied, modified, displayed or distributed by the Company, infringes, violates or conflicts with, or is to the Company's Knowledge, alleged to infringe, violate or conflict with, any Intellectual Property Right of any other Person.

              (e) Trade Secrets. Section 3.17(e) of the Company Disclosure Schedule sets forth an accurate and complete list of all memoranda of invention or invention disclosures owned and received by the Company (collectively, "Invention Disclosures"). The Company has taken reasonable precautions to protect the secrecy, confidentiality and value of all material Invention Disclosures and all of the Company's other material Trade Secrets ("Company Trade Secrets"). Except as may be set forth in Section 3.17(e) of the Company Disclosure Schedule and as would not have an Material Adverse Effect:

                     (i) the Company has the absolute and unrestricted right to use all of the Company Trade Secrets and none of the Company Trade Secrets is subject to any liens or encumbrances (subject to written licenses granted in the ordinary course of business), and the Company has not received any written notice or claim challenging the Company's absolute and unrestricted right to use all of the Company Trade Secrets;

                     (ii) none of the Company Trade Secrets has been, or is to the Company's Knowledge, alleged to have been, misappropriated from, any other Person and to the Company's Knowledge none of the Company Trade Secrets infringes, violates or conflicts with, or is to the Company's Knowledge, alleged to infringe, violate or conflict with, any Intellectual Property Right of any third party; and

                     (iii) except under appropriate confidentiality obligations that, to the Company's Knowledge, have been fully observed and performed, to the Company's Knowledge, there has been no disclosure by the Company of Company Trade Secrets.

              (f) Software. Section 3.17(f) of the Company Disclosure Schedule sets forth a complete and accurate list of all of the material Software (excluding licensed software that is contained in standard desktop applications and is available through commercial distributors or in consumer retail stores).
Section 3.17(f) of the Company Disclosure Schedule specifically identifies all material Software that is owned exclusively by the Company (the "Owned Software") and all material Software that is used by the Company in the conduct of their business as currently conducted that is not exclusively owned by the Company (excluding licensed software that is contained in standard desktop applications and is available through commercial distributors or in consumer retail stores) (the "Licensed Software"). Except as may be set forth in Section 3.17(f) of the Company Disclosure Schedule and as would not have an Material Adverse Effect:

                     (i) the Company is the owner of all right, title and interest in and to all Owned Software and Intellectual Property Rights relating thereto, free and clear of any and all liens and encumbrances (subject to licenses granted in the ordinary course of business), and the Company has not received any written notice or claim challenging the Company's complete and exclusive ownership of all Owned Software and all such Intellectual Property Rights relating thereto;

                     (ii) the Company has not assigned, licensed, transferred or encumbered any of its rights in or to any Owned Software, to any Person, excluding any non-exclusive licenses granted to distributors or customers in the ordinary course of business;

                     (iii) no source code of any Owned Software has been licensed or otherwise made available to any Person other than the Company (other than pursuant to standard source code escrow agreements or independent contractors subject to confidentiality obligations to the Company), the Company has treated such source code as confidential and proprietary business information, and has taken all reasonable steps to protect the same as trade secrets of the Company;

                     (iv) none of the Owned Software contains any Software that embody proprietary Intellectual Property Rights of any Person other than the Company;

                     (v) the Company has lawfully acquired the right to use the Licensed Software, as it is used in the conduct of their business as presently conducted.

              (g)    [reserved]

              (h) Agreements in Respect of Licensed Technology. Section 3.17(h) of the Company Disclosure Schedule contains a complete and accurate specific list of all material agreements and arrangements pertaining to the Licensed Software (excluding licensed software that is contained in standard desktop applications and available through commercial distributors or in consumer retail stores) (collectively, "Licensed Software Agreements") and a complete and accurate specific list of all material agreements and arrangements pertaining to any other technology used or practiced by the Company as to which a Person other than the Company owns the applicable Intellectual Property Rights (collectively, "Other Licensed Technology Agreements" and, together with Licensed Software Agreements, the "Licensed Technology Agreements"). Section 3.17(h) of the Company Disclosure Schedule sets forth a complete and accurate list of all royalty obligations of the Company under any Licensed Technology Agreements. Except as may be set forth in Section 3.17(h) of the Company Disclosure Schedule and as would not have a Material Adverse Effect:

                     (i) all Licensed Technology Agreements are in full force and effect, and the Company is not in material breach thereof, nor to the Company's Knowledge is there any claim or information to the contrary;

                     (ii) all Licensed Technology Agreements will be maintained by the Company to the extent within the Company's control in full force and effect through the Closing;

                     (iii) there are no pending and, to the Company's Knowledge, no threatened disputes or disagreements with respect to any Licensed Technology Agreement;

                     (iv)   [reserved]

                     (v)    [reserved]

                     (vi) to the Company's Knowledge, the Licensed Technology Agreements together expressly confer on the Company valid and enforceable rights under or in respect of all of the Intellectual Property Rights that are not owned exclusively by Company and that are necessary in the Company's business as currently conducted (collectively, the "Licensed Intellectual Property"); and

                     (vii) neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will result in a breach of any of the material terms, conditions or provisions of, or constitute a default under, or result in the material impairment of any rights under, any Licensed Technology Agreement.

              (i) Agreements Involving Distribution or Other Rights Granted to Third Parties in Respect of Software. The Company does not have any agreements and arrangements involving the grant by the Company to any Person of any right to distribute, prepare derivative works based on, support or maintain or otherwise commercially exploit any owned Software.

              (j) Sufficiency of Owned and Licensed Intellectual Property. Except as set forth in Section 3.17(j) of the Company Disclosure Schedule and as would not have an Material Adverse Effect, the Company has all of the Intellectual Property Rights necessary for the conduct of the Company's business as presently conducted and all of the Intellectual Property Rights necessary to operate such business after the Closing in substantially the same manner as such business heretofore has been operated by the Company.

              (k)    [reserved]

              (l)    Employee Confidentiality Agreements. Except as set forth in
Section 3.17(l) of the Company Disclosure Schedule, all current and former employees, contractors and consultants of the Company have entered into confidentiality, invention assignment and proprietary information agreements with the Company where appropriate, except as would not have an Material Adverse Effect. The carrying on of the Company's business as currently conducted by the employees, contractors and consultants of the Company does not, to the Company's Knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or to the Company's Knowledge, constitute a default under, any contract, covenant or instrument under which any of such employees, contractors or consultants or the Company is now obligated.

              SECTION 3.18. [reserved]

              SECTION 3.19 Stock Options. Section 3.19 of the Company Disclosure Schedule sets forth the following information concerning each of the Company Personnel that has been granted Company Stock Options, the date of each such grant, the total number of Shares for which the Company Stock Options are exercisable, the number of Shares for which unvested options are exercisable and the exercise price of all vested and unvested Company Stock Options.

              SECTION 3.20. Insurance. The Company and its subsidiaries have obtained and maintained in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, as is customarily carried by reasonably prudent persons conducting business or owning or leasing assets similar to those conducted, owned or leased by the Company and its subsidiaries, except where the failure to obtain or maintain such insurance would not have a Material Adverse Effect.

              SECTION 3.21. Pool Certifications. All pools consisting of Mortgage Loans that have been aggregated pursuant to the requirements of the applicable Investor and assigned to collateralize securities ("Pools") are properly balanced reconciled, fully funded and certified by the applicable Investor or Agency.

              SECTION 3.22. Brokers. No broker, finder or investment banker (other than Friedman, Billings, Ramsey & Co., Inc., the Company's financial adviser, a true and correct copy of whose entire engagement agreement has been provided to Acquisition or Parent) is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES
                            OF PARENT AND ACQUISITION

              Parent and Acquisition hereby represent and warrant to the Company as follows:

              SECTION 4.1. Organization.

              (a) Each of Parent and Acquisition is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Parent Material Adverse Effect. The term "Parent Material Adverse Effect" means any change or effect that would materially impair the ability of Parent and/or Acquisition to consummate the transactions contemplated hereby.

              (b) Each of Parent and Acquisition is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Parent Material Adverse Effect.

              SECTION 4.2. Authority Relative to this Agreement. Each of Parent and Acquisition has all necessary corporate power and authority to execute and deliver this Agreement and the Stockholders' Agreement and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Stockholders' Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by the boards of directors of Parent and Acquisition and by Parent as the sole stockholder of Acquisition and no other corporate proceedings on the part of Parent or Acquisition are necessary to authorize this Agreement and the Stockholders' Agreement or to consummate the transactions contemplated hereby and thereby. This Agreement and the Stockholders' Agreement each have been duly and validly executed and delivered by each of Parent and Acquisition and each constitutes a valid, legal and binding agreement of each of Parent and Acquisition enforceable against each of Parent and Acquisition in accordance with its terms, except as such enforceability may be limited by any applicable conservator, receivership, bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and except as the availability of equitable remedies may be limited by the application of general principles of equity (regardless of whether such equitable principle are applied in a proceeding at law or in equity).

              SECTION 4.3. Information Supplied. None of the information supplied by Parent or Acquisition in writing for inclusion in the Disclosure Statements will, at the respective times that the Proxy Statement (if necessary) and the Schedule 14D-9 and any amendments of or supplements to any of the foregoing are filed with the SEC and are first published or sent or given to holders of Shares, and in the case of any required Proxy Statement, at the time that it or any amendment thereof or supplement thereto is mailed to the Company's stockholders, at the time of the Stockholders' Meeting or the written consent of the stockholders, if either is required, or at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading except that no representation or warranty is made by Parent or Acquisition with respect to information supplied by the Company for inclusion in the 14D-1. The Offer Documents shall comply in all material respects as to form with applicable federal securities laws.

              SECTION 4.4. Financing; Share Ownership. Parent has and will have sufficient funds available to purchase all of the Shares that Parent agrees, subject to the terms and conditions hereof, to purchase hereunder and to pay all related fees and expenses, and will make such funds available to Acquisition when required for the performance of its obligations hereunder. As of the date hereof, Parent and Acquisition do not beneficially own any Shares.

              SECTION 4.5. Consents and Approvals; No Violations. Except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Securities Act, the Bank Act, as amended (the "Bank Act"), the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"), state insurance and mortgage brokerage laws or regulations, and the filing and acceptance for record or recordation of the Merger Certificate as required by the DGCL, no filing with or notice to, and no permit, authorization, consent or approval of, any Governmental Entity is necessary for the execution and delivery by Parent or Acquisition of this Agreement and the Stockholders' Agreement or the consummation by Parent or Acquisition of the transactions contemplated hereby and thereby, except where the failure to obtain such permits, authorizations, consents or approvals or to make such filings or give such notice would not have a Parent Material Adverse Effect. Neither the execution, delivery and performance of this Agreement and the Stockholders' Agreement by Parent or Acquisition nor the consummation by Parent or Acquisition of the transactions contemplated hereby and thereby will
(i) conflict with or result in any breach of any provision of the respective Certificate of Incorporation or Bylaws (or similar charter or organizational documents) of Parent or Acquisition, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent or Acquisition or any of Parent's other subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Parent or Acquisition or any of Parent's other subsidiaries or any of their respective properties or assets except, in the case of (ii) or (iii), for violations, breaches or defaults which would not have a Parent Material Adverse Effect.

              SECTION 4.6. Brokers and Finders. Each of Parent and Acquisition represents, as to itself and its affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finders' fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

              SECTION 4.7. Nature and Interim Operations of Acquisition. Acquisition is a wholly owned, indirect subsidiary of the Parent and was formed on March 9, 2000 solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                    ARTICLE 5

                                    COVENANTS

              SECTION 5.1. Interim Operations. From the date of this Agreement until the Tender Offer Purchase Time, except as set forth in Section 5.1 of the Company Disclosure Schedule or as expressly contemplated by any other provision of this Agreement, unless the Parent has consented in writing thereto, the Company shall, and shall cause each of its subsidiaries to:

              (a) conduct its business and operations only in the ordinary course of business consistent with past practice;

              (b) use reasonable efforts to preserve intact the business, organization, goodwill, rights, licenses, permits and franchises of the Company and its subsidiaries and maintain their existing relationships with customers, suppliers and other Persons having business dealings with them;

              (c) use reasonable efforts to keep in full force and effect adequate insurance coverage and maintain and keep its material Company Assets in good repair, working order and condition, normal wear and tear excepted;

              (d) not amend or modify its respective Certificate of Incorporation, Bylaws, partnership agreement or other charter or organizational documents;

              (e) other than pursuant to the stock purchase right identified as Item 1 in Section 3.2(a) of the Disclosure Schedule and other than up to 20,000 Company Stock Options that may be issued under the 2000 Stock Option Plan in connection with the Company's fair share plan, not authorize for issuance, issue, sell, grant, deliver, pledge or encumber or agree or commit to issue, sell, grant, deliver, pledge or encumber any shares of any class or series of capital stock of the Company or any of its subsidiaries or any other equity or voting security or equity or voting interest in the Company or any of its subsidiaries, any securities convertible into or exercisable or exchangeable for any such shares, securities or interests, or any options, warrants, calls, commitments, subscriptions or rights to purchase or acquire any such shares, securities or interests (other than issuances of Shares upon exercise of Company Stock Options granted prior to the date of this Agreement to directors, officers, employees and consultants of the Company in accordance with the Company Stock Plan as currently in effect);

              (f) not (i) split, combine or reclassify any shares of its stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of, or in substitution for, shares of its stock or (ii) in solely the case of the Company, declare, set aside or pay any dividends on, or make other distributions in respect of, any of the Company's stock, repurchase, redeem or otherwise acquire, or agree or commit to repurchase, redeem or otherwise acquire, any shares of stock or other equity or debt securities or equity interests of the Company or any of its subsidiaries;

              (g) except as contemplated by Section 2.10, not amend or otherwise modify the terms of any Company Stock Options or the Company Option Plans, the effect of which shall be to make such terms more favorable to the holders thereof or Persons eligible for participation therein;

              (h) other than normal salary increases in the ordinary course of business consistent with past practice, not (i) materially increase the compensation payable or to become payable to any directors, officers or employees of the Company or any of its subsidiaries except arrangements in connection with employee transfers and agreements with new employees having a salary of greater than $75,000, (ii) grant any severance or termination pay to, or enter into any employment or severance agreement with any director or officer or employee (other than in the ordinary course of business) of the Company or any of its subsidiaries, or (iii) establish, adopt, enter into or amend in any material respect or take action to accelerate any material rights or material benefits under any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any director or officer or employee (other than in the ordinary course of business) of the Company or any of its subsidiaries;

              (i) not acquire or agree to acquire (including, without limitation, by merger, consolidation, or acquisition of stock, equity securities or interests, or assets) any corporation, partnership, joint venture, association or other business organization or division thereof or otherwise acquire or agree to acquire any assets of any other Person outside the ordinary course of business consistent with past practice or any interest in any real properties (other than in the ordinary course of business);

              (j) not incur, assume or guarantee any indebtedness for borrowed money (including draw-downs on letters or lines of credit) or issue any notes, bonds, debentures, debt instruments, evidences of indebtedness or other debt securities of the Company or any of its subsidiaries or any options, warrants or rights to purchase or acquire any of the same, except for (i) renewals of existing bonds and letters of credit in the ordinary course of business not to exceed $1,000,000 in the aggregate; (ii) incurring indebtedness for borrowed money in the ordinary course of business consistent with past practice in an aggregate amount not to exceed $100,000 or (iii) advances in the ordinary course pursuant to (A) working capital lines of credit in an amount not to exceed $15,000,000 in the aggregate and (B) warehouse lines of credit set forth in Section 3.16(a)(v) of the Company Disclosure Schedule, or any renewal or replacement thereof;

              (k) not sell, lease, license, encumber or otherwise dispose of, or agree to sell, lease, license, encumber or otherwise dispose of, any material properties or assets of the Company or any of its subsidiaries, other than in the ordinary course of business;

              (l) not authorize or make any capital expenditures (including by lease) in excess of $500,000 in the aggregate other than the ordinary course of business for the Company and all of its subsidiaries;

              (m) not make any material change in any of its accounting or financial reporting (including tax accounting and reporting) methods, principles or practices, including with respect to the method of accounting for loans held for sale or premiums for risk management instruments, or recognizing loan origination income, net premium income, or gains or losses on risk management instruments, except as may be required by a change in law or in GAAP;

              (n) not make any material tax election or settle or compromise any material United States or foreign tax liability;

              (o) except in the ordinary course of business consistent with past practice, not amend, modify or terminate any material Contract or waive, release or assign any material rights or claims thereunder;

              (p) other than in the ordinary course of business, not enter into contracts that reasonably would involve financial obligations by the Company exceeding $100,000;

              (q) not adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;

              (r) fail to report any facts, circumstance or events that has resulted in any insurance claims that, individually or in the aggregate, would have a Material Adverse Effect; and

              (s) except as to subsections (a), (b) and (c) of Section 5.1, not agree or commit in writing or otherwise to do any of the foregoing.

              SECTION 5.2. Stockholders' Meeting; Action by Consent.

              (a) The Company, acting through the Board, shall, if required for the Merger under the DGCL:

                     (i) duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders' Meeting"), to be held as soon as practicable after the Tender Offer Purchase Time for the purpose of considering and taking action upon this Agreement using a record date, to the extent possible, that is a day on which the Shares are listed on the Nasdaq National Market;

                     (ii) except as otherwise permitted under Section 5.4, include in the Proxy Statement (A) the recommendation of the Board that stockholders of the Company vote in favor of the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby (including the Plan and Agreement of Merger attached hereto as Exhibit
       C), and (B) a statement that the Board believes that the consideration to be received by the stockholders of the Company pursuant to the Merger is fair to such stockholders; and

                     (iii) except as otherwise permitted under Section 5.4, use reasonable efforts (A) to obtain and furnish the information required to be included by it in the Proxy Statement, if any, and, after consultation with Parent and Acquisition, cause the Proxy Statement to be mailed to its stockholders at the earliest practicable time following the Tender Offer Purchase Time, and (B) to obtain the necessary approvals by its stockholders of this Agreement and the transactions contemplated hereby. At such meeting, Parent and Acquisition will, and will cause their affiliates to, vote all Shares owned by them in favor of approval and adoption of this Agreement, the Merger and the transactions contemplated hereby.

              (b) Notwithstanding subsection (a), if Parent, Acquisition and any other subsidiary of Parent collectively acquire at least 90% of the issued and outstanding Shares, the parties shall take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after the purchase of the Shares pursuant to the Offer without a Stockholders' Meeting in accordance with Section 253 of the DGCL.

              SECTION 5.3. Termination of Registration of Shares. The Company, acting through its Board, at the earliest practicable time following the Tender Offer Purchase Time (but in no event prior to the record date for the Stockholders' Meeting, if necessary, called for the purpose of approving the Merger), if the number of holders of record of the Shares at such time is smaller than 300, take all steps necessary or appropriate to terminate registration of the Shares under the Exchange Act, including without limitation the filing of Exchange Act Form 15 with the SEC and of a notice to the Nasdaq National Market to delist the Shares.

              SECTION 5.4. Other Potential Acquirers.

              (a) The Company and its subsidiaries shall and shall direct and use their reasonable best efforts to cause, its affiliates and their respective officers, directors, employees, representatives and agents to immediately cease any discussions or negotiations with any parties with respect to any Third Party Acquisition (as defined below). The Company and its subsidiaries shall and shall direct and use their reasonable best efforts to cause their respective officers, directors, employees, representatives or agents not to, directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with or provide any non-public information to any Person or group (other than Parent and Acquisition or any designees of Parent and Acquisition) concerning any Third Party Acquisition; provided, however, that nothing herein shall prevent the Board from taking and disclosing to the Company's stockholders a position contemplated by Rules 14d-9 and 14e-2 promulgated under the Exchange Act with regard to any tender offer; and provided further, that notwithstanding the foregoing, if, prior to the Tender Offer Purchase Time, the Company receives a "Potential Proposal" (defined as an unsolicited Superior Proposal (defined below) or an unsolicited proposal, offer or indication that the Company in good faith believes may lead to a Superior Proposal), then, following written notice to Parent and Acquisition, the Company may, pursuant to a non-disclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement, provide the Person making the Potential Proposal with the same non-public information that the Company supplied to

Parent and consider and negotiate a Potential Proposal. The Company shall promptly, and in any event before furnishing non-public information to any such Person, notify the Parent in the event it receives any proposal or inquiry concerning a Third Party Acquisition, including the material terms and conditions thereof and the identity of the party submitting such proposal.

              (b) Except as set forth in this Section 5.4(b), the Board shall not withdraw its recommendation of the transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition. Notwithstanding the foregoing, if prior to the Tender Offer Purchase Time the Board by a majority vote determines in its good faith judgment, after consultation with its legal counsel, that failure to do so would be inconsistent with their fiduciary duties under applicable law, the Board may withdraw its recommendation of the transactions contemplated hereby or approve or recommend a Superior Proposal; provided, however, that the Company shall not be entitled to enter into any agreement with respect to a Superior Proposal unless and until this Agreement is terminated by its terms pursuant to Section 8.1. For the purposes of this Agreement, "Third Party Acquisition" means the occurrence of any of the following events: (i) the acquisition of the Company by merger or otherwise by any Person (which includes a "person" as such term is defined in Section 13(d)(3) of the Exchange Act) other than Parent, Acquisition or any affiliate thereof (a "Third Party") or by an officer or director of the Company; (ii) the acquisition by a Third Party of more than 20% of the total assets of the Company and its subsidiaries taken as a whole; (iii) the acquisition by a Third Party of Shares which, together with all other Shares owned by such Third Party and its affiliates, equal 20% or more of the issued and outstanding Shares; (iv) the adoption by the Company of a plan of liquidation or the declaration or payment of an extraordinary dividend; (v) the repurchase by the Company or any of its subsidiaries of more than 20% of the issued and outstanding Shares; or (vi) the acquisition by the Company or any subsidiary by merger, purchase of stock or assets, joint venture or otherwise of a direct or indirect ownership interest or investment in any business whose annual revenues, net income or assets attributable to such ownership interest or investment is equal or greater than 20% of the annual revenues net income or assets of the Company. For purposes of this Agreement a "Superior Proposal" means any bona fide proposal to acquire directly or indirectly for consideration consisting of cash and/or securities all of the Shares then issued and outstanding or all or substantially all the assets of the Company and otherwise on terms which the Company Board by a majority vote determines in its good faith judgment (consistent with the advice of a financial adviser of nationally recognized reputation) to be more favorable to the Company's stockholders than the Merger and the Offer. At and after the Tender Offer Purchase Time, the Company shall not under any circumstances withdraw its recommendation of the transactions contemplated hereby or approve or recommend, or cause the Company to enter into any agreement with respect to, any Third Party Acquisition.

              SECTION 5.5 Access to Information. From the date of this Agreement until the Closing Time, upon reasonable prior notice, the Company shall (and shall cause each of its subsidiaries to) (a) give the Parent and its representatives full access, during normal business hours and at other reasonable times without disruption to the Company's normal business affairs, to the books, records, contracts, commitments, properties, offices and other facilities of it and its subsidiaries, (b) arrange for Parent and its representatives reasonable access, during normal business hours, to the officers, employees and agents of it and its subsidiaries, and (c) furnish promptly to the Parent and its representatives such financial and operating data and other information concerning the business, operations, properties, contracts, records and personnel of the Company and its subsidiaries as the Parent may from time to time reasonably request. Parent agrees that it will not, and will cause its representatives not to, use any information or access obtained pursuant to this Section 5.5 for any purpose not reasonably related to the consummation of the transactions contemplated by this Agreement. All information obtained by the Parent pursuant to this Section 5.5 shall be kept confidential in accordance with the confidentiality provisions of the Letter Agreement between Parent and the Company dated as of January 31, 2000 (the "Confidentiality Agreement").

              SECTION 5.6. Further Actions.

              (a) Each of the parties hereto shall use commercially reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, and consult and fully cooperate with and provide reasonable assistance to each other party hereto and their respective representatives in order, to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable hereafter, including, without limitation, (i) using commercially reasonable efforts to make all filings, applications, notifications, reports, submissions and registrations with, and to obtain all consents, approvals, authorizations or permits of, Governmental Entities or other Persons as are necessary for the consummation of the Merger and the other transactions contemplated hereby (including, without limitation, pursuant to the HSR Act, the Bank Act, the Bank Holding Company Act, state insurance or mortgage broker laws, the Home Owners' Loan Act, the Securities Act, the Exchange Act, Blue Sky Laws, Delaware law and other applicable laws and regulations in effect in the United States or any other jurisdiction), and (ii) taking such actions and doing such things as any other party hereto may reasonably request in order to cause any of the conditions to such other party's obligation to consummate the Merger as specified in Article 7 of this Agreement to be fully satisfied. Prior to making any application to or filing with any Governmental Entity or other Person in connection with this Agreement, the Company, on the one hand, and the Parent, on the other hand, shall provide the other with drafts thereof and afford the other a reasonable opportunity to comment on such drafts.

              (b) Without limiting the generality of the foregoing, each of the Parent and the Company agrees to cooperate and use reasonable efforts to vigorously contest and resist any action, suit, proceeding or claim, and to have vacated, lifted, reversed or overturned any injunction, order, judgment or decree (whether temporary, preliminary or permanent), that delays, prevents or otherwise restricts the consummation of the Merger or any other transaction contemplated by this Agreement, and to take any and all actions (but not including the disposition of material assets, divestiture of businesses, or the withdrawal from doing business in particular jurisdictions, if material) as may be required by Governmental Entities as a condition to the granting of any such necessary approvals or as may be required to avoid, vacate, lift, reverse or overturn any injunction, order, judgment, decree or regulatory action (provided, however, that in no event shall any party hereto take, or be required to take, any action that could reasonably be expected to have a Material Adverse Effect or that, individually or in the aggregate, could reasonably be expected to have a Parent Material Adverse Effect).

              (c) The Company shall take all necessary action prior to the Effective Time to cause the dilution provisions of the Rights Agreement to be inapplicable to the transactions contemplated by this Agreement, without any payment to holders of Rights.

              (d) The Board shall administer the Company's Employee Stock Purchase Plan such that no action thereunder would be permitted to be taken by the President or any other officer of the Company without the approval of the Board.

              SECTION 5.7. Public Announcements. Parent, Acquisition and the Company, as the case may be, will consult with one another and mutually agree upon the content and timing of any press releases or public statements with respect to the transactions contemplated by this Agreement, including, without limitation, the Offer and the Merger, and shall not issue any such press release or make any such public statement prior to such consultation and agreement except to the extent that such disclosure may be required by applicable law or by obligations pursuant to any listing agreement with the Toronto Stock Exchange, the New York Stock Exchange or the Nasdaq National Market as determined by Parent, Acquisition or the Company, as the case may be.

              SECTION 5.8. Employee Benefit Matters.

              (a) Parent agrees that, effective as of the Effective Time and for a one year period following the Effective Time, Parent shall provide, or cause Acquisition and its subsidiaries and successors to provide, those persons who, immediately prior to the Effective Time, were employees of the Company and its subsidiaries and who continue in such employment ("Continuing Employees"), with benefits and compensation no less favorable in the aggregate to benefits and compensation that are provided to the Continuing Employees as of the date of this Agreement.

              (b) Except with respect to accruals under any defined benefit pension plan, at such time as a Continuing Employee is provided benefits under the benefit plans or arrangements of Parent or the Surviving Corporation, or any subsidiary of Parent or the Surviving Corporation, Parent will, or will cause the Surviving Corporation and its subsidiaries to, give such Continuing Employee full credit for purposes of eligibility and vesting under such employee benefit plans or arrangements maintained by Parent, Acquisition or any subsidiary of Parent or Acquisition for such Continuing Employees' service with the Company or any subsidiary of the Company to the same extent recognized by the Company at such time. Parent will, or will cause the Surviving Corporation and its subsidiaries to, (i) waive all limitations as to preexisting conditions (except to the extent that such limitations were not waived under the Company's then-existing welfare plans), exclusions and waiting periods with respect to participation and coverage requirements applicable to the Continuing Employees under any welfare plan that such employees may be eligible to participate in after the Effective Time, and (ii) provide each Continuing Employee with credit for any co-payments and deductibles paid prior to the Effective Time in satisfying any applicable deductible or out-of-pocket requirements under any welfare plans that such employees are eligible to participate in after the Effective Time to the same extent as if those deductibles or co-payments had been paid under the welfare plans for which such employees are eligible after the Effective Time.

              (c) Parent and Acquisition (i) to cause Acquisition after consummation of the Merger contemplated by this Agreement to assume, honor, and pay all amounts provided under, all Company Employee Plans in accordance with their terms, and (ii) to honor and to cause Acquisition to honor, all rights, privileges and modifications to or with respect to any such Company Employee Plans that become effective as a result of any of the transactions contemplated by this Agreement.

              SECTION 5.9. Expenses. Whether or not the Merger is consummated, subject to Section 8.3 hereof, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby (including, without limitation, fees and disbursements of representatives) shall be borne by the party which incurs such cost or expense.

              SECTION 5.10. Notification of Certain Matters. The Company shall give prompt notice to Parent and Acquisition, and Parent and Acquisition shall give prompt notice to the Company, of (a) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which would be likely to cause any covenant, condition or agreement contained in this Agreement not to be complied with or satisfied in all material respects prior to the Tender Offer Purchase Time and (b) any material failure of the Company, Parent or Acquisition, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.10 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

              SECTION 5.11. Guarantee of Performance. Parent hereby guarantees the performance by Acquisition and, after the Effective Time, the Surviving Corporation of its obligations under this Agreement, including but not limited to the Surviving Corporation's obligations under Section 5.13.

              SECTION 5.12. Effect of Parent's Knowledge. If Parent or any director, officer, employee, counsel, accountant, advisor or other representative has obtained, prior to the execution of this Agreement, actual knowledge of any information relevant to accuracy of the representation and warranties of the Company under this Agreement, then for purposes of determining whether the condition set forth in Section 6.1(a)(iv) has been satisfied, such information shall be deemed to have been disclosed by the Company in the Company Disclosure Schedule.

              SECTION 5.13. Indemnification; Directors' and Officers' Insurance. Subject to the occurrence of the Effective Time, the Surviving Corporation shall cause its Certificate of Incorporation and Bylaws to contain the indemnification provisions set forth in the Certificate of Incorporation and Bylaws of the Company on the date of this Agreement, which provisions thereafter shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at any time prior to the Effective Time were directors, officers or employees of the Company in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement). Parent shall cause the Surviving Corporation to comply with the terms of and maintain in existence the indemnification agreements in effect on the date of this Agreement. In the event the Surviving Corporation or any of its successors or assigns (a) consolidates with or merges into any other Person and the Surviving Corporation shall not be the continuing or surviving corporation or entity of such consolidation or merger or (b) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 5.13. The Surviving Corporation shall obtain and maintain in effect for not less than five years after the Effective Time, the current policies of directors' and officers' liability insurance and fiduciary liability insurance maintained by the Company and the Company's subsidiaries with respect to matters occurring at or prior to the Effective Time (including, without limitation, the transactions contemplated by this Agreement), provided, that Parent may, with no lapse in coverage, substitute therefore policies of substantially the same coverage containing terms and conditions which are no less advantageous, in any material respect, to the Company's present or former directors, officers, employees, agents or other individuals otherwise covered by such insurance policies prior to the Effective Time (the "Indemnified Parties"). This Section 5.13 is intended to benefit the Indemnified Parties and shall be binding on all successors and assigns of Parent, Acquisition, the Company and the Surviving Corporation.

                                    ARTICLE 6

                             CONDITIONS TO THE OFFER

              SECTION 6.1. Conditions to the Offer.

              (a) Notwithstanding any other provisions of the Offer, Acquisition shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC including Rule 14e-l(c) under the Exchange Act (relating to Acquisition's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restrictions referred to above, the payment for, any tendered Shares, if (w) any waiting periods applicable to the Offer under the HSR Act shall not have been terminated or shall not have expired and any required approvals or notices under the Bank Act, the Bank Holding Company Act and required approvals from state Governmental Entities responsible for regulating, in the aggregate, ninety percent (90%) of the Company's and its subsidiary's average mortgage origination volume for the period 1998 and 1999 shall not have been obtained, and, in the case of any approval, authorization or consent, shall not be in full force and effect and all conditions applicable thereto shall not have been satisfied; (x) any of the consents or approvals of any Person other than a Governmental Entity, in connection with the execution, delivery and performance of this Agreement shall not have been obtained; except where the failure to have obtained any such consent or approval would not have a Material Adverse Effect; (y) the Minimum Condition shall not have been satisfied or (z) at any time on or after the date of this Agreement and before the time of acceptance of such Shares for payment pursuant to the Offer, any of the following events shall occur:

                     (i)    [reserved];

                     (ii) from the date of this Agreement until the Tender Offer Purchase Time, any Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which is in effect at the Tender Offer Purchase Time and which (A) makes the acceptance for payment of, or the payment for, some or all of the Shares illegal or otherwise prohibits consummation of the Offer, the Merger or any of the other transactions contemplated hereby, or (B) prohibits Acquisition from operating or deriving benefits from the majority of the value of the operations of the Company and its subsidiaries taken as a whole to operate the Company; provided, however, that the parties shall use reasonable efforts (subject to the proviso in Section 5.6(b)) to cause any such decree, judgment or other order to be vacated or lifted prior to September 30, 2000;

                     (iii)  [reserved];

                     (iv) the representations and warranties of the Company set forth in this Agreement shall not be true and correct on the date of this Agreement or the Company shall have breached or failed in any respect to perform or comply with any material obligation, agreement or covenant required by this Agreement to be performed or complied with by it at or prior to such time except, where the failure of representations and warranties (without regard to materiality qualifications therein contained) to be true and correct, or the performance or compliance with such obligations, agreements or covenants, would not, individually or in the aggregate, have a Material Adverse Effect;

                     (v) this Agreement shall have been terminated in accordance with its terms;

                     (vi) there shall have occurred an acceptance by the Company of a Superior Proposal;

                     (vii)  [reserved];

                     (viii) the Board shall have withdrawn or modified in a manner adverse to Parent its approval or recommendation of the Offer, shall have recommended to the Company's stockholders a Third Party Acquisition or shall have adopted any resolution to effect any of the foregoing;

                     (ix)   [reserved];

                     (x)    [reserved];

                     (xi)   [reserved];

                     (xii) from the date of this Agreement until the Tender Offer Purchase Time, there shall have occurred the commencement of a war having a Material Adverse Effect on the Company;

which, in the reasonable judgment of Parent and Acquisition, in any such case, and regardless of the circumstances giving rise to any such condition, makes it inadvisable to proceed with the Offer and/or with such acceptance for payment or payments.

              (b) The conditions set forth in Section 6.1(a) (other than the Minimum Condition) are for the sole benefit of Acquisition and may be asserted by Acquisition regardless of any circumstances giving rise to any condition and may be waived (other than the Minimum Condition) by Acquisition, in whole or in part, at any time and from time to time, in the sole discretion of Acquisition. The failure by Parent or Acquisition (or any affiliate of Acquisition) at any time to exercise any of the foregoing rights will not be deemed a waiver of any right and each right will be deemed an ongoing right which may be asserted at any time and from time to time.

                                    ARTICLE 7

                    CONDITIONS TO CONSUMMATION OF THE MERGER

              SECTION 7.1. Conditions to Each Party's Obligations to Effect the Merger. The respective obligations of each party hereto to effect the Merger are subject to the satisfaction at or prior to the Closing Time of the following conditions:

              (a) this Agreement, the Merger and the other transactions contemplated hereby shall have been approved by all necessary corporate action of the Company, including, if necessary, adoption by vote of the stockholders of the Company provided that Parent and Acquisition shall have complied with their obligations in respect of the voting of Shares set forth in Section 5.2(a)(iii);

              (b) no Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which is in effect and which makes the payment of the Cash Merger Consideration illegal or otherwise prohibits the Merger; and

              (c)    [reserved]

              (d) Acquisition shall have purchased Shares pursuant to the Offer in accordance with the terms of this Agreement and the Offer; provided, that neither Parent nor Acquisition may invoke this condition if Acquisition shall have failed to purchase, in violation of the terms of this Agreement or the Offer, Shares validly tendered and not withdrawn pursuant to the Offer.

                                    ARTICLE 8

                         TERMINATION; AMENDMENT; WAIVER

              SECTION 8.1. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Closing Time whether before or after approval and adoption of this Agreement by the Company's stockholders:

              (a) by mutual written consent of Parent, Acquisition and the Company;

              (b) by Parent or the Company if (i) any Governmental Entity or court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order which is in effect and which makes payment of the Per Share Amount or the Cash Merger Consideration illegal or otherwise prohibits the Offer or the Merger or (ii) Acquisition shall not have purchased Shares pursuant to the Offer or the Merger shall not have occurred on or prior to September 30, 2000, provided, that the right to terminate this Agreement pursuant to this Section 8.1(b) shall not be available to any party whose failure to fulfill any of its obligations under this Agreement results in such failure to purchase;

              (c) by Parent and Acquisition prior to the Tender Offer Purchase Time if there shall have been a breach of any covenant or agreement on the part of the Company resulting in a Material Adverse Effect or a Parent Material Adverse Effect which shall not have been cured prior to the earlier of
(A) 10 days following notice of such breach and (B) two business days prior to the date on which the Offer expires as such date may be extended;

              (d)    by the Company prior to the Tender Offer Purchase Time if
(i) the Company shall have received a Superior Proposal, shall have furnished Parent a reasonable written notice advising Parent that the Board has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal and Parent shall not, within three business days of Parent's receipt of the Notice of Superior Proposal, have made an offer which the Company Board, by a majority vote, determines in its good faith judgment (consistent with the advice of a financial advisor of nationally recognized reputation) to be as favorable to the Company's stockholders as such Superior Proposal, provided, however, that such termination under this clause (i) shall not be effective until payment of the fee required by Section 8.3(b); (ii) there shall have been a breach of any representation or warranty on the part of Parent or Acquisition which materially adversely affects (or materially delays) the consummation of the Offer or (iii) there shall have been a material breach of any covenant or agreement on the part of Parent or Acquisition and which materially adversely affects (or materially delays) the consummation of the Offer which shall not have been cured prior to the earlier of (A) 10 days following notice of such breach and (B) two business days prior to the date on which the Offer expires.

              SECTION 8.2. Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 8.1, this Agreement shall forthwith become void and have no effect without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders other than the provisions of this Section 8.2 and the last sentence of Sections 5.5 and Sections 8.3, and 9.1 through 9.12 hereof. Nothing contained in this Section 8.2 shall relieve any party from liability for any willful breach of this Agreement.

              SECTION 8.3. Fees and Expenses.

              (a) In the event this Agreement is terminated pursuant to certain provisions, as set forth in Section 8.3(b) below, subject to the provisions of Section 8.3(c), the Company shall pay to Acquisition the amount of $3,500,000 (the "Breakup Fee") immediately upon such a termination.

              (b) Subject to the provisions of Section 8.3(c), the Breakup Fee shall be payable

                     (i) if the Offer is terminated pursuant to Section 6.1(a)(viii) and within one year after such termination either (x)the Company enters into an agreement to merge with another company (other than a merger pursuant to which the stockholders of the Company will acquire more than fifty percent (50%) of the voting securities of such surviving corporation) or enters into an agreement pursuant to which more than 50% of the issued and outstanding Shares are acquired by another person or pursuant to which new voting securities are issued to another person or to the stockholders of another company which will aggregate more than fifty percent (50%) of the outstanding voting securities of the Company after such issuance or (y) another person acquires more than fifty percent (50%) of the issued and outstanding Shares, in which case the Company shall promptly, but in no event later than two days after the date of any of the events in (x) or (y), pay Parent the Breakup Fee; or

                     (ii) the Company shall have terminated this Agreement pursuant to Section 8.1(d)(i).

              (c) Notwithstanding the provisions of subsections (a) and (b) above, Acquisition may, at its sole option, but subject to Section 8.3(d), waive payment of the Breakup Fee in order to exercise its options to purchase certain Shares pursuant to Section 3 of the Stockholders' Agreement (the "Options"). In the event of such exercise, the Breakup Fee shall no longer be payable.

              (d) Notwithstanding anything to the contrary contained herein, in the event that the Company gives Parent the notice specified in Section 8.1(d) (the "Superior Proposal Notice") and Acquisition or its designee exercises its Options under Section 3 of the Stockholders' Agreement within the applicable three-day period, then at Acquisition's or such designee's election (made in writing within such three-day exercise period) (i) the Agreement shall not be terminated and Parent shall purchase or cause to be purchased the Shares not subject to the Option ("Remaining Shares") at a per Share price in cash equal to the per Share value of the consideration payable pursuant to the applicable Superior Proposal, or (ii) the Agreement shall be terminated and Parent shall sell or cause Acquisition or its designee to sell the Shares acquired pursuant to the exercise of the Option or shall assign its right to acquire such Shares pursuant to the Stockholders' Agreement on the terms and conditions and to the person specified in the Superior Proposal pursuant to the related agreement; provided that neither Parent nor Acquisition shall have the right to make the election specified above in the event that either Parent or Acquisition accepts the Breakup Fee. The acquisition of the Remaining Shares shall be made pursuant to a merger conducted in accordance with Article 2 and Section 5.2 as if the exercise of the Option constituted the closing of the Offer after satisfaction of the applicable conditions. The Parent and Acquisition shall take all actions necessary to effect such acquisition, including without limitation, causing their Shares to be voted in favor of such merger.

              SECTION 8.4. Amendment. This Agreement may be amended by action taken by the Board subject to Section 1.3(c), and by the parties hereto at any time before or after approval, if necessary, of the Merger by the stockholders of the Company but, after any such approval, no amendment shall be made which requires the approval of such stockholders under applicable law without such approval. This Agreement may not be amended except by an instrument in writing signed on behalf of the parties hereto.

              SECTION 8.5. Extension; Waiver. At any time prior to the Closing Time, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party contained herein or in any document certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

                                    ARTICLE 9

                                  MISCELLANEOUS

              SECTION 9.1. Entire Agreement; Assignment. This Agreement, the Confidentiality Agreement and the Stockholders' Agreement together (a) constitute the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral among the parties or any of them with respect to the subject matter hereof and (b) shall not be assigned by operation of law or otherwise.

              SECTION 9.2. Survival of Representations and Warranties. The representations and warranties made herein shall not survive beyond the earlier of (i) termination of this Agreement or (ii) the Tender Offer Purchase Time, in the case of the representations and warranties of Parent or Acquisition or the purchase of Shares by Acquisition pursuant to the Offer, in the case of the representations and warranties of the Company. This Section 9.2 shall not limit any covenant or agreement of the parties hereto which by its terms contemplates performance after the Tender Offer Purchase Time.

              SECTION 9.3. Validity. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

              SECTION 9.4. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile or by registered or certified mail (postage prepaid, return receipt requested) to each other party as follows:

              if to Parent or Acquisition:   ROYAL BANK OF CANADA
                                             200 Bay Street,
                                             14th Floor, North Tower
                                             Toronto, Ontario
                                             M5J2J5 Canada
                                             Telecopier:  416-974-9344
                                             Attention: Robert K. Horton
                                             Senior Vice President, Strategic Initiatives

              with copies to:                RBC Head Office Law Department
                                             1 Place Ville Marie
                                             4th Floor, East Wing
                                             Montreal, Quebec
                                             H3C3A0 Canada
                                             Telecopier (514) 874-0241
                                             Attention:  Sarah J. Azzarello
                                             Vice President and Associate General Counsel

                                             Gibson, Dunn & Crutcher LLP
                                             200 Park Avenue
                                             New York, NY 10166
                                             Telecopier: (212) 351-4035
                                             Attention: Lawrence J. Hohlt, Esq.

              if to the Company to:          PRISM FINANCIAL CORPORATION
                                             440 N. Orleans
                                             Chicago, IL  60610
                                             Telecopier (312) 494-0184
                                             Attention:  Mark A. Filler
                                             President

              with a copy to:                Skadden, Arps, Slate, Meagher & Flom
                                              (Illinois)
                                             333 West Wacker Drive, Suite 2000
                                             Chicago, IL  60606
                                             Telecopier:  (312) 407-0411
                                             Attention:  Rodd M. Schreiber, Esq.

or to such other address as the Person to whom notice is given may have previously furnished to the others in writing in the manner set forth above.

              SECTION 9.5. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to the principles of conflicts of law thereof.

              SECTION 9.6. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

              SECTION 9.7. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and nothing in this Agreement express or implied is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement; provided, however, that the provisions of Section 5.12 shall inure to the benefit of and be enforceable by the Indemnified Parties.

              SECTION 9.8. Certain Definitions. For the purposes of this Agreement the term:

              (a) "affiliate" means a Person that, directly or indirectly, through one or more intermediaries controls, is controlled by or is under common control with the first-mentioned Person;

              (b) "business day" means any day other than a day on which the New York Stock Exchange is closed;

              (c) "stock" means common stock, preferred stock, partnership interests, limited liability company interests or other ownership interests entitling the holder thereof to vote with respect to matters involving the issuer thereof;

              (d) "Person" means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization or other legal entity; and

              (e) "subsidiary" or "subsidiaries" of the Company, Parent, the Surviving Corporation or any other Person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which the Company, Parent, the Surviving Corporation or any such other Person, as the case may be, (either alone or through or together with any other subsidiary) (i) owns, directly or indirectly, 25% or more of the capital stock the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity, (ii) has the right to appoint a majority of the board of directors or other governing body of such corporation or other legal entity or (iii) otherwise controls.

              SECTION 9.9. Personal Liability. This Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect stockholder of the Company or Parent or any officer, director, employee, agent or representative of any party hereto.

              SECTION 9.10. Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Merger, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder; provided, however, that if Parent receives the Breakup Fee pursuant to Section 8.3 it shall not also be entitled to specific performance to compel the consummation of the Merger.

              SECTION 9.11. Waiver of Conditions. The conditions to each of the parties' obligations to consummate the Merger are for the benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable law.

              SECTION 9.12. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

              IN WITNESS WHEREOF, each of the parties has caused this Merger Agreement to be duly executed on its behalf as of the day and year first above written.

                                   ROYAL BANK OF CANADA

                                   By: /s/ ROBERT K. HORTON
                                      ------------------------------------------
                                   Name: Robert K. Horton
                                        ----------------------------------------
                                   Title: Senior Vice President
                                         ---------------------------------------


                                   By: /s/ JAMES T. RAGER
                                      ------------------------------------------
                                   Name: James T. Rager
                                        ----------------------------------------
                                   Title: Vice Chairman
                                         ---------------------------------------


                                   PRISM FINANCIAL CORPORATION

                                   By: /s/ MARK A. FILLER
                                      ------------------------------------------
                                   Name: Mark A. Filler
                                        ----------------------------------------
                                   Title: President and Chief Executive Officer
                                         ---------------------------------------


                                   RAINBOW ACQUISITION SUBSIDIARY, INC.

                                   By: /s/ ROBERT K. HORTON
                                      ------------------------------------------
                                   Name: Robert K. Horton
                                        ----------------------------------------
                                   Title: Senior Vice President, Strategic
                                         ---------------------------------------
                                            Initiatives

                                    EXHIBIT A

                         FORM OF STOCKHOLDERS' AGREEMENT

                             (SEE EXHIBIT (d)(3))

                                    EXHIBIT B

                                 KNOWLEDGE GROUP




                    MARK FILLER

                    DAVID FISHER

                    LARRY KATZ

                    ERIC GURRY

                    TERRY MARKUS

                                    EXHIBIT C

                          PLAN AND AGREEMENT OF MERGER

                          PLAN AND AGREEMENT OF MERGER

       THIS PLAN AND AGREEMENT OF MERGER, dated as of ______________ , 2000 ("Agreement"), is entered into by and between Prism Financial Corporation ("Prism") and Prism Acquisition Subsidiary, Inc. ("Acquisition"), each a Delaware corporation. Prism and Acquisition are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                              W I T N E S S E T H:

       WHEREAS, each of Prism and Acquisition is a corporation duly organized and existing under the laws of the State of Delaware;

       WHEREAS, on the date of this Agreement, Prism has authority to issue 110,000,000 shares of capital stock, consisting of 100,000,000 shares of common stock, par value $.01 per share (the "Shares"), of which, as of January 31, 2000, 14,670,560 Shares were issued and outstanding, and of these ______________ are owned by Acquisition; and 10,000,000 shares of preferred stock, par value $.01 per share, no shares of which are outstanding;

       WHEREAS, on the date of this Agreement, Acquisition has authority to issue 1000 shares of common stock, par value $.01 per share ("Acquisition Common Stock"), of which 100 shares are issued and outstanding and owned by RBC Holdings (Delaware) Inc., a Delaware corporation ("Parent");

       WHEREAS, the respective Boards of Directors of Prism and Acquisition have determined that it is advisable and in the best interests of each of such corporations that Acquisition be merged with and into Prism upon the terms and subject to the conditions set forth in the Merger Agreement dated as of March 10, 2000 among Royal Bank of Canada, a Canadian commercial bank and the indirect parent of Acquisition, Prism and Acquisition (the "Merger Agreement") and this Agreement for the purpose of completing the acquisition of Prism by Parent;

       WHEREAS, the Board of Directors of Acquisition has, by resolutions duly adopted, approved, certified, executed and acknowledged this Agreement;

       WHEREAS, Parent has approved this Agreement as the sole stockholder of Acquisition; and

       WHEREAS, the Board of Directors of Prism has approved this Agreement, and directed that this Agreement be submitted to a vote of its stockholders, if such a vote is necessary under Delaware law. Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Merger Agreement.

       NOW, THEREFORE, in consideration of the mutual agreements and covenants set forth herein, Prism and Acquisition hereby agree as follows:

       1. Merger. Acquisition shall be merged with and into Prism (the "Merger"), and Prism shall be the surviving corporation (hereinafter sometimes referred to as the "Surviving Corporation"). The Merger shall become effective at such time as a properly executed and certified copy of the Merger Certificate is duly accepted for record by the Secretary of State of the State of Delaware for filing pursuant to the Delaware General Corporation Law, or such later time as Acquisition and Prism may agree upon and set forth in the Merger Certificate (not exceeding 30 days after the Merger Certificate is accepted for record; the time the Merger becomes effective being referred to herein as the "Effective Time").

       2. Governing Documents. The Certificate of Incorporation of Acquisition in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until amended in accordance with applicable law. The Bylaws of Acquisition in effect at the Effective Time shall be the Bylaws of the Surviving Corporation until amended in accordance with applicable law.

       3. Succession. At the Effective Time, the separate corporate existence of Acquisition shall cease, and Prism shall possess all the assets, rights, privileges, powers and franchises, of a public and private nature and be subject to all the restrictions, disabilities and duties of each of the Constituent Corporations, and all and singular, the assets, rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to each of the Constituent Corporations on whatever account, shall be transferred to, vested in and devolved on the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the respective Constituent Corporations, and the title to any real estate vested by deed or otherwise, in either of such Constituent Corporations shall not revert or be in any way impaired by reason of the Merger; but all rights of creditors and all liens upon any property of Acquisition shall be preserved unimpaired. To the extent permitted by law, any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted as if the Merger had not taken place. All debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation and may be enforced against it to the same extent as if such debts, liabilities and duties had been incurred or contracted by it.

       4. Directors and Officers. The directors and officers of Acquisition at the Effective Time shall be the initial directors and officers, holding the same titles and positions, of the Surviving Corporation, and after the Effective Time shall serve in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation.

       5. Further Assurances. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of Acquisition such deeds and other instruments, and there shall be taken or caused to be taken by it all such further and other action, as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of Acquisition, and otherwise to carry out the purposes of this Agreement, and the officers and directors of the Surviving Corporation are fully authorized in the name and on behalf of Acquisition or otherwise, to take any and all such action and to execute and deliver any and all such deeds and other instruments.

       6. Conversion of Shares. At the Effective Time, each Share (together with any associated rights to purchase preferred stock issued pursuant to the Rights Agreement dated as of January 27, 2000 between the Company and LaSalle Bank National Association) issued and outstanding immediately prior to the Effective Time (excluding (i) Shares held by any of Prism's subsidiaries and (ii) Shares held by Parent, Acquisition or any other subsidiary of Parent) shall, by virtue of the Merger and without any action on the part of Acquisition, Prism or the holder thereof, be converted into and shall become the right to receive [$7.50] in cash, without interest (the "Cash Merger Consideration"), provided, however, that each such Share held by Parent, Acquisition or any subsidiary of Parent, Acquisition or Prism immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Acquisition, Prism or the holder thereof, be canceled and retired and will cease to exist and no payment shall be made with respect thereto. At the Effective Time, each share of Acquisition Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and shall become one validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

       7. Conditions to Merger. The Merger shall have received the approval, if such is required by law, of the holders of Shares pursuant to the Delaware General Corporation Law and to the other conditions set forth in Article 7 of the Merger Agreement.

       8. Stock Certificates. At and after the Effective Time, all of the outstanding certificates which, immediately prior to the Effective Time, represented Shares shall, respectively, without further action by any party, be deemed for all purposes to evidence the right to receive the Cash Merger Consideration as herein provided. The registered owner on the books and records of the Surviving Corporation or its transfer agents of any such outstanding stock certificate shall not have exercised nor be entitled to exercise any voting or other rights with respect to, or to receive any dividends or other distributions upon, the shares of Acquisition Common Stock or any other securities whatsoever.

       9. Options. At the Effective Time, each outstanding option to purchase Shares issued pursuant to Prism's 1999 Omnibus Stock Incentive Plan (the "1999 Option Plan"), Prism's 2000 Stock Option Plan or any other stock option plan, program, arrangement or agreement to which Prism is a party shall be treated as set forth in the Merger Agreement. The 1999 Option Plan shall terminate as of the Effective Time.

       10. Amendment. Subject to applicable law, this Agreement may be amended, modified or supplemented by written agreement of the parties hereto at any time prior to the Effective Time with respect to any of the terms contained herein.

       11. Abandonment. At any time prior to the Effective Time, this Agreement may be terminated and the Merger may be abandoned by the Board of Directors of Prism, notwithstanding approval of this Agreement by the stockholder of Acquisition or, if such was required, by the stockholders of Prism, or both, (a) if the conditions to consummation of the Merger set forth in Article 7 of the Merger Agreement are not satisfied or waived or (b) by mutual agreement of the Boards of Directors of the parties.

       11. Amendment. At any time prior to the Effective Time, this Agreement may be amended by the Boards of Directors of the parties hereto to the extent permitted by applicable law, notwithstanding approval of this Agreement by the stockholder of Acquisition or, if such was required, by the stockholders of Prism, or both.

       12. Counterparts. In order to facilitate the filing and recording of this Agreement, the same may be executed in two or more counterparts, each of which shall be deemed to be an original and the same agreement.

       IN WITNESS WHEREOF, Prism and Acquisition have caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.


                                   PRISM FINANCIAL CORPORATION

                                   By:
                                      -----------------------------------
                                   Name:
                                        ---------------------------------
                                   Title:
                                         --------------------------------


                                   PRISM ACQUISITION SUBSIDIARY, INC.

                                   By:
                                      -----------------------------------
                                   Name:
                                        ---------------------------------
                                   Title:
                                         --------------------------------

                          CERTIFICATE OF THE SECRETARY
                                       OF
                           PRISM FINANCIAL CORPORATION

       I, the Secretary of Prism Financial Corporation, hereby certify that the Plan and Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the corporation by the President and Secretary under the corporate seal of the corporation, was duly approved and adopted.

       WITNESS my hand and seal of Prism Financial Corporation this ____ day of ________ 2000.




                                                     ---------------------------
                                                                       Secretary

                          CERTIFICATE OF THE SECRETARY
                                       OF
                       PRISM ACQUISITION SUBSIDIARY, INC.

       I, the Secretary of Prism Acquisition Subsidiary, Inc., hereby certify that the Plan and Agreement of Merger to which this certificate is attached, after having been first duly signed on behalf of the corporation by the President and Secretary under the corporate seal of the corporation, was duly approved and adopted by written consent of the sole stockholder of the corporation, dated ________, 2000.

       WITNESS my hand and seal of Prism Acquisition Subsidiary, Inc. this ____ day of ________ 2000.




                                                     ---------------------------
                                                                       Secretary